                                                                   EXHIBIT 99(A)
                                                                         4/26/97
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                         PROPERTY ACQUISITION AGREEMENT

                           dated as of April 29, 1997

                                  by and among

                               XPLOR CORPORATION

                        THE NEW VENUS EXPLORATION, INC.

                            LOMAK PRODUCTION I L.P.

                              LOMAK RESOURCES LLC



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

                               Table of Contents


ARTICLE I
       VENUS EXCHANGE AND LOMAK EXCHANGE  . . . . . . . . . . . . . . . . . .  1
       Section 1.01.  Venus Exchange and Lomak Exchange   . . . . . . . . . .  1
       Section 1.02.  Closing.  . . . . . . . . . . . . . . . . . . . . . . .  2
       Section 1.03.  Issuance of Xplor Stock and Warrants  . . . . . . . . .  2
       Section 1.04.  Dissolution of Venus  . . . . . . . . . . . . . . . . .  2
       Section 1.05.  Code Sections 351 and 368(a)(1)(C)  . . . . . . . . . .  3

ARTICLE II
       REPRESENTATIONS AND WARRANTIES OF XPLOR  . . . . . . . . . . . . . . .  3
       Section 2.01.  Organization, Etc.  . . . . . . . . . . . . . . . . . .  3
       Section 2.02.  Capitalization  . . . . . . . . . . . . . . . . . . . .  3
       Section 2.03.  Authorization   . . . . . . . . . . . . . . . . . . . .  4
       Section 2.04.  No Violation  . . . . . . . . . . . . . . . . . . . . .  4
       Section 2.05.  Approvals   . . . . . . . . . . . . . . . . . . . . . .  5
       Section 2.06.  Xplor 10-K and Proxy Statement  . . . . . . . . . . . .  5
       Section 2.07.  Absence of Certain Changes  . . . . . . . . . . . . . .  6
       Section 2.08.  Litigation  . . . . . . . . . . . . . . . . . . . . . .  6
       Section 2.09.  No Default  . . . . . . . . . . . . . . . . . . . . . .  7
       Section 2.10.  Compliance with Laws  . . . . . . . . . . . . . . . . .  7
       Section 2.11.  Oil and Gas Reserves; Wells   . . . . . . . . . . . . .  7
       Section 2.12.  Title to Xplor Leases   . . . . . . . . . . . . . . . .  8
       Section 2.13.  Other Real Property Owned or Leased   . . . . . . . . . 10
       Section 2.14.  Title to Other Assets, Properties and Rights
                      and Related Matters   . . . . . . . . . . . . . . . . . 10
       Section 2.15.  No Misleading Statements  . . . . . . . . . . . . . . . 11
       Section 2.16.  Brokerage Fees  . . . . . . . . . . . . . . . . . . . . 11
       Section 2.17.  Indebtedness.   . . . . . . . . . . . . . . . . . . . . 11
       Section 2.18.  Taxes   . . . . . . . . . . . . . . . . . . . . . . . . 12
       Section 2.19.  Material Contracts  . . . . . . . . . . . . . . . . . . 13
       Section 2.20.  No Undisclosed Liabilities  . . . . . . . . . . . . . . 13
       Section 2.21.  No Vote Required  . . . . . . . . . . . . . . . . . . . 13

ARTICLE III
       REPRESENTATIONS AND WARRANTIES OF VENUS  . . . . . . . . . . . . . . . 13
       Section 3.01.  Organization, Etc.  . . . . . . . . . . . . . . . . . . 13
       Section 3.02.  Capitalization  . . . . . . . . . . . . . . . . . . . . 14
       Section 3.03.  Authorization   . . . . . . . . . . . . . . . . . . . . 14





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
       Section 3.04.  No Violation  . . . . . . . . . . . . . . . . . . . . . 15
       Section 3.05.  Approvals   . . . . . . . . . . . . . . . . . . . . . . 15
       Section 3.06.  Venus Financial Statements  . . . . . . . . . . . . . . 16
       Section 3.07.  Absence of Certain Changes  . . . . . . . . . . . . . . 16
       Section 3.08.  Litigation  . . . . . . . . . . . . . . . . . . . . . . 17
       Section 3.09.  No Default  . . . . . . . . . . . . . . . . . . . . . . 17
       Section 3.10.  Compliance with Laws  . . . . . . . . . . . . . . . . . 17
       Section 3.11.  Oil and Gas Reserves; Wells   . . . . . . . . . . . . . 18
       Section 3.12.  Title to Venus Leases   . . . . . . . . . . . . . . . . 18
       Section 3.13.  Other Real Property Owned or Leased   . . . . . . . . . 20
       Section 3.14.  Title to Other Assets, Properties and Rights
                      and Related Matters   . . . . . . . . . . . . . . . . . 20
       Section 3.15.  No Misleading Statements  . . . . . . . . . . . . . . . 21
       Section 3.16.  Brokerage Fees  . . . . . . . . . . . . . . . . . . . . 21
       Section 3.17.  Indebtedness  . . . . . . . . . . . . . . . . . . . . . 21
       Section 3.18.  Taxes   . . . . . . . . . . . . . . . . . . . . . . . . 21
       Section 3.19.  Material Contracts  . . . . . . . . . . . . . . . . . . 23
       Section 3.20.  No Undisclosed Liabilities  . . . . . . . . . . . . . . 23
       Section 3.21.  Vote Required; Solicitation   . . . . . . . . . . . . . 23
       Section 3.22.  Ownership of Shares.  . . . . . . . . . . . . . . . . . 23

ARTICLE IV
       REPRESENTATIONS AND WARRANTIES OF THE LOMAK ENTITIES   . . . . . . . . 23
       Section 4.01.  Organization, Etc.  . . . . . . . . . . . . . . . . . . 23
       Section 4.02.  Authorization   . . . . . . . . . . . . . . . . . . . . 24
       Section 4.03.  No Violation  . . . . . . . . . . . . . . . . . . . . . 24
       Section 4.04.  Approvals   . . . . . . . . . . . . . . . . . . . . . . 25
       Section 4.05.  Lomak Financial Statements  . . . . . . . . . . . . . . 25
       Section 4.06.  Absence of Certain Changes  . . . . . . . . . . . . . . 26
       Section 4.07.  Litigation  . . . . . . . . . . . . . . . . . . . . . . 26
       Section 4.08.  No Default  . . . . . . . . . . . . . . . . . . . . . . 26
       Section 4.09.  Compliance with Laws  . . . . . . . . . . . . . . . . . 26
       Section 4.10.  Oil and Gas Reserves; Wells   . . . . . . . . . . . . . 27
       Section 4.11.  Title to Lomak Leases   . . . . . . . . . . . . . . . . 27
       Section 4.12.  No Misleading Statements  . . . . . . . . . . . . . . . 27
       Section 4.13.  Brokerage Fees  . . . . . . . . . . . . . . . . . . . . 28
       Section 4.14.  Indebtedness  . . . . . . . . . . . . . . . . . . . . . 28
       Section 4.15.  Taxes   . . . . . . . . . . . . . . . . . . . . . . . . 28
       Section 4.16.  Material Contracts  . . . . . . . . . . . . . . . . . . 28
       Section 4.17.  No Undisclosed Liabilities  . . . . . . . . . . . . . . 28
       Section 4.18.  No Vote Required  . . . . . . . . . . . . . . . . . . . 28





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

ARTICLE V
       COVENANTS OF XPLOR   . . . . . . . . . . . . . . . . . . . . . . . . . 29
       Section 5.01.  Conduct of Xplor  . . . . . . . . . . . . . . . . . . . 29
       Section 5.02.  Access to Records   . . . . . . . . . . . . . . . . . . 31
       Section 5.03.  No Other Bids   . . . . . . . . . . . . . . . . . . . . 31
       Section 5.04.  Maintenance of Business   . . . . . . . . . . . . . . . 31
       Section 5.05.  Compliance with Obligations   . . . . . . . . . . . . . 32
       Section 5.06.  SEC and NASDAQ Filings; Venus Stockholder
                      Approval    . . . . . . . . . . . . . . . . . . . . . . 32

ARTICLE VI
       COVENANTS OF VENUS   . . . . . . . . . . . . . . . . . . . . . . . . . 32
       Section 6.01.  Conduct of Venus  . . . . . . . . . . . . . . . . . . . 32
       Section 6.02.  Access to Records   . . . . . . . . . . . . . . . . . . 34
       Section 6.03.  No Other Bids   . . . . . . . . . . . . . . . . . . . . 35
       Section 6.04.  Maintenance of Business   . . . . . . . . . . . . . . . 35
       Section 6.05.  Compliance with Obligations   . . . . . . . . . . . . . 35
       Section 6.06.  Venus Stockholder Approval  . . . . . . . . . . . . . . 35

ARTICLE VII
       COVENANTS OF THE LOMAK ENTITIES  . . . . . . . . . . . . . . . . . . . 36
       Section 7.01.  Conduct of the Lomak Entities   . . . . . . . . . . . . 36
       Section 7.02.  Access to Records   . . . . . . . . . . . . . . . . . . 37
       Section 7.03.  No Other Bids   . . . . . . . . . . . . . . . . . . . . 37
       Section 7.04.  Maintenance of the Lomak Properties   . . . . . . . . . 37
       Section 7.05.  Compliance with Obligations   . . . . . . . . . . . . . 37
       Section 7.06.  Venus Stockholder Approval  . . . . . . . . . . . . . . 37

ARTICLE VIII
       COVENANTS OF ALL PARTIES   . . . . . . . . . . . . . . . . . . . . . . 38
       Section 8.01.  Board of Directors, Officers of Xplor; Employees of
                      Venus   . . . . . . . . . . . . . . . . . . . . . . . . 38
       Section 8.02.  Advice of Changes   . . . . . . . . . . . . . . . . . . 38
       Section 8.03.  Regulatory Approvals  . . . . . . . . . . . . . . . . . 39
       Section 8.04.  Actions Contrary to Stated Intent   . . . . . . . . . . 39
       Section 8.05.  Certain Filings   . . . . . . . . . . . . . . . . . . . 39
       Section 8.06.  Public Announcements  . . . . . . . . . . . . . . . . . 40
       Section 8.07.  Confidentiality   . . . . . . . . . . . . . . . . . . . 40
       Section 8.08.  Issuance of Xplor Shares After Closing  . . . . . . . . 41

ARTICLE IX
       CONDITIONS TO CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . 41
       Section 9.01.  Conditions to All Parties' Obligations  . . . . . . . . 41
       Section 9.02.  Conditions to the Obligations of Xplor to Effect the
                      Venus Exchange and Lomak Exchange   . . . . . . . . . . 42





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

       Section 9.03.  Conditions to the Obligations of Venus to Effect the
              Venus Exchange  . . . . . . . . . . . . . . . . . . . . . . . . 43
       Section 9.04.  Conditions to the Obligations of the Lomak Entities
              to Effect the Lomak Exchange  . . . . . . . . . . . . . . . . . 45

ARTICLE IX-A
       ADJUSTMENTS AFTER CLOSING FOR LOMAK PROPERTIES   . . . . . . . . . . . 47
       9A.01.  Adjustment for Interim Operations  . . . . . . . . . . . . . . 47

ARTICLE X
       TERMINATION, AMENDMENTS AND WAIVERS  . . . . . . . . . . . . . . . . . 49
       Section 10.01.  Termination  . . . . . . . . . . . . . . . . . . . . . 49
       Section 10.02.  Effect of Termination  . . . . . . . . . . . . . . . . 51
       Section 10.03.  Amendment  . . . . . . . . . . . . . . . . . . . . . . 51
       Section 10.04.  Waiver   . . . . . . . . . . . . . . . . . . . . . . . 51

ARTICLE XI
       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52

ARTICLE XII
       GENERAL PROVISIONS   . . . . . . . . . . . . . . . . . . . . . . . . . 56
       Section 12.01.  Taking of Necessary Action; Specific Performance   . . 56
       Section 12.02.  Survival of Representations and Warranties   . . . . . 57
       Section 12.03.  Effect of Due Diligence  . . . . . . . . . . . . . . . 57
       Section 12.04.  Expenses   . . . . . . . . . . . . . . . . . . . . . . 57
       Section 12.05.  Successors and Assigns   . . . . . . . . . . . . . . . 57
       Section 12.06.  Entire Agreement   . . . . . . . . . . . . . . . . . . 57
       Section 12.07.  Notices  . . . . . . . . . . . . . . . . . . . . . . . 58
       Section 12.08.  Applicable Law   . . . . . . . . . . . . . . . . . . . 59
       Section 12.09.  Counterparts   . . . . . . . . . . . . . . . . . . . . 59
       Section 12.10.  Headings   . . . . . . . . . . . . . . . . . . . . . . 59

Xplor Disclosure Schedule . . . . . . . . . . . . . . . . . . . . . . Schedule A
Xplor Reserve Report  . . . . . . . . . . . . . . . . . . . . . . .  Schedule AA
Xplor Other Properties  . . . . . . . . . . . . . . . . . . . . . . Schedule AAA
Venus Disclosure Schedule . . . . . . . . . . . . . . . . . . . . . . Schedule B
Venus Reserve Report  . . . . . . . . . . . . . . . . . . . . . . .  Schedule BB
Venus Other Properties  . . . . . . . . . . . . . . . . . . . . . . Schedule BBB
Lomak Disclosure Schedule . . . . . . . . . . . . . . . . . . . . . . Schedule C
Lomak Reserve Report  . . . . . . . . . . . . . . . . . . . . . . .  Schedule CC

Warrants, form of . . . . . . . . . . . . . . . . . . . . . . . . . Exhibit 1.03
Xplor Directors and Officers, post Closing  . . . . . . . . . . . . Exhibit 8.01





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

Stockholders Agreement  . . . . . . . . . . . . . . . . . . . .  Exhibit 9.01(e)
Opinion of Jones & Faye, P.L.L.C. . . . . . . . . . . . . . . Exhibit 9.02(d)(i)
Opinion of Rubin Baum Levin Constant & Friedman . . . . . .  Exhibit 9.02(d)(ii)
Opinion of Neville Shaver Hubbard & McLean  . . . . . . . . . Exhibit 9.03(d)(i)
Share Purchase and Sale Agreement . . . . . . . . . . . . . . .  Exhibit 9.03(i)





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
                                                                         4/26/97

                         PROPERTY ACQUISITION AGREEMENT


              PROPERTY ACQUISITION AGREEMENT, dated as of April 29, 1997 (the "Agreement"), by and among Xplor Corporation, a Delaware corporation ("Xplor"), The New Venus Exploration, Inc., a Texas corporation ("Venus"), and Lomak Production I L.P., a Texas limited partnership and Lomak Resources LLC, an Oklahoma limited liability company (respectively, "Production" and "Resources" and together the "Lomak Entities"). Certain capitalized terms used herein are defined in Article XI hereof.

              WHEREAS, each of the parties to this Agreement have determined to engage in an exchange described in Section 351 of the Internal Revenue Code of 1986, as amended ("Code"), pursuant to which Xplor will acquire all of the assets and liabilities of Venus in exchange for shares of the common stock, $0.01 par value, of Xplor ("Xplor Stock") and warrants to purchase Xplor Stock (the "Venus Exchange"); and simultaneously with the Venus Exchange, Xplor will acquire certain assets of the Lomak Entities in exchange for shares of Xplor Stock and warrants to purchase Xplor Stock (the "Lomak Exchange");

              WHEREAS, each of Venus and Xplor has determined to engage in the Venus Exchange so that it will qualify as a tax-free reorganization under 368(a)(1)(C) of the Code.

              NOW, THEREFORE, in consideration of the premises, the representations, warranties and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereby agree as follows:

                                   ARTICLE I
                       VENUS EXCHANGE AND LOMAK EXCHANGE

               Section 1.01.  Venus Exchange and Lomak Exchange.

              (a) At the Closing and subject to and upon the terms of this Agreement, Xplor shall acquire substantially all of the assets of Venus and shall assume substantially all of the liabilities of Venus in exchange for the Xplor shares and warrants as herein provided.

              (b) Simultaneously with the Venus Exchange, the Lomak Entities will effect the Lomak Exchange by conveying all of their respective rights, titles and interests in the assets referred to and described in Article IV hereof (the "Lomak Properties") to Xplor, subject only to the liabilities set forth in the Lomak Financial

Statements referred to in Section 4.06 hereof and to such adjustments as are required by Article IX-A hereof.

              Section 1.02.  Closing.

              (a) Subject to the provisions of Article VII hereof, the closing (the "Closing") of the Venus Exchange and Lomak Exchange shall take place at 10:00 a.m., Central Time, at the offices of Venus no later than the second Business Day after satisfaction of the latest to occur of the conditions set forth in Article IX hereof (other than the delivery of the officers' certificates and opinions referred to therein which are to be delivered on the date of the Closing, and other than any conditions which are waived in accordance with said Article) or such other time, place or date as the parties may agree. Failure to consummate the transactions provided for in this Agreement on the date and time selected pursuant to this Section 1.02(a) shall not, except as permitted by Article X hereof, result in the termination of this Agreement and shall not relieve any party to this Agreement of any obligation hereunder.

              (b) The Venus Exchange and Lomak Exchange shall become effective at the close of business on the Closing Date, provided that certain adjusting payments may be required between Xplor and the Lomak Entities in accordance with Article IX-A hereof.

              Section 1.03.  Issuance of Xplor Stock and Warrants.

              (a) As of the Closing, Venus will convey all its assets to Xplor (except for the assets listed on Schedule 1.03 hereto), and Xplor will assume all the liabilities of Venus (except for the liabilities listed on Schedule
1.03 hereto), in exchange for 5,626,473 fully-paid, validly issued and non-assessable shares of Xplor Stock plus warrant(s) to purchase 272,353 shares of Xplor Stock in the form of Exhibit 1.03 hereto ("Warrant(s)").

              (b) As of the Closing, Production will convey its Lomak Properties to Xplor in exchange for the issuance by Xplor of 1,813,082 fully-paid, validly issued and non-assessable shares of Xplor Stock plus Warrant(s) to purchase an aggregate of 242,394 shares of Xplor Stock, and Resources will convey its Lomak Properties to Xplor in exchange for the issuance by Xplor of 224,089 fully-paid, validly issued and non-assessable shares of Xplor Stock plus Warrant(s) to purchase an aggregate of 29,959 shares of Xplor Stock.

              Section 1.04. Dissolution of Venus. As a part of the transactions contemplated hereby and conditioned on the Closing of the Venus Exchange, Venus expects to distribute the Xplor Shares and Warrants it receives hereunder to its shareholders and to dissolve promptly following the Closing.

              Section 1.05. Code Sections 351 and 368(a)(1)(C). The transactions contemplated by this Agreement are intended to constitute an exchange as described in Section 351 of the Code, and, as between Venus and Xplor, an exchange as described in Section 368(a)(1)(C) of the Code. The parties hereto shall not report or take any position with any taxing authority inconsistent with such description.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF XPLOR

              Except as set forth (by reference to the applicable Section of this Agreement) in Xplor's disclosure schedule previously delivered to Venus and the Lomak Entities (the "Xplor Disclosure Schedule"), a copy of which is attached hereto as Schedule A, Xplor hereby agrees and represents and warrants to Venus and the Lomak Entities as follows:

              Section 2.01. Organization, Etc. Xplor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and corporate authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. Xplor is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the nature of its properties or assets makes such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a Material Adverse Effect. Schedule 2.01 to the Xplor Disclosure Schedule sets forth a list of each jurisdiction in which Xplor is licensed or qualified to transact business as a foreign entity. Xplor has heretofore delivered to Venus and the Lomak Entities true and correct copies of its Certificate of Incorporation and Bylaws as in effect on the date hereof. Schedule 2.01 to the Xplor Disclosure Schedule sets forth a list of the officers and directors of Xplor on the date hereof.

              Section 2.02. Capitalization. The authorized capital stock of Xplor consists of 15,000,000 shares of common stock, $.01 par value per share, of which only 2,037,171 shares are issued and outstanding as of the date hereof and 1,000,000 shares of Preferred Stock, $.01 par value per share, no shares of which are issued and outstanding as of the date hereof. 558,502 shares of Xplor Stock are held as treasury shares. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of Xplor are as set forth in Xplor's Certificate of Incorporation, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. All outstanding shares of Xplor Stock have been duly authorized and validly issued and are fully paid and non-assessable. All of the outstanding shares of Xplor Stock were issued in compliance with all applicable Federal and state securities laws. None of the outstanding securities has been issued in violation of any pre-emptive rights, rights of first refusal or similar rights. Except as set forth in the Xplor Disclosure Schedule, there are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings or other securities of any character to which Xplor is a party or by which Xplor is bound, obligating Xplor to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional shares of capital stock of Xplor or any securities or obligations convertible into or exchangeable for such shares or to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right or agreement. There are no outstanding obligations, contingent or otherwise, of Xplor to purchase, redeem or otherwise acquire any capital stock of Xplor. There are no voting trust agreements or other contracts, agreements, arrangements, commitments, plans or understandings restricting or otherwise relating to voting, dividend or other rights with respect to Xplor's capital stock. There are no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which Xplor stockholders may vote issued or outstanding. There is no liability for dividends declared or accumulated but unpaid with respect to any of the shares of Xplor Stock. Upon delivery of the certificates for the shares of Xplor Stock to be issued in the Venus Exchange and in the Lomak Exchange in accordance with the terms of this Agreement, such shares will be validly issued, fully paid and non-assessable.

              Section 2.03. Authorization. Xplor has all requisite corporate power and corporate authority to enter into this Agreement and each of the other agreements contemplated hereby, to carry out its obligations under this Agreement and each of the other agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Xplor of this Agreement, the consummation of the transactions contemplated hereby and the performance by Xplor of its obligations hereunder have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Xplor and, assuming that this Agreement constitutes the legal, valid and binding obligation of the other parties hereto, constitutes the legal, valid and binding obligation of Xplor, enforceable against it in accordance with its terms.

              Section 2.04. No Violation. The execution and delivery of this Agreement by Xplor does not, and the consummation by Xplor of the transactions contemplated hereby, and compliance with the terms hereof will not, (a) conflict with, or result in any violation of or default (with or without notice or lapse of time or both) or loss of any benefit under, any provision of its Certificates of Incorporation or By-laws; (b) conflict with, or result in any violation of or default (with or without notice or lapse of time or both) or loss of any benefit under, any permit, concession, grant, assignment, franchise, license, law, rule or regulation, or any judgment, decree or order of any court or other governmental agency or instrumentality to which Xplor is a party or to which any of its respective properties or assets is subject; (c) conflict with, or result in a breach or violation of or default (with or without notice or lapse of time or both) or loss of any benefit under, or accelerate the performance required by, the terms of any material agreement, contract, indenture or other instrument to which Xplor is a party or to which any of its properties is subject, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, might result in a material default or loss of any material right thereunder or the creation of any lien, charge or encumbrance upon any of the properties or assets of Xplor; or (d) result in any suspension, revocation, impairment, forfeiture or non-renewal of any material Lease of Xplor.

              Section 2.05. Approvals. The execution and delivery of this Agreement and each other agreement contemplated hereby, the performance by Xplor of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby by Xplor will not require the consent, approval, order or authorization of any Governmental Entity or Regulatory Authority or any other Person under any statute, law, rule, regulation, permit, license, agreement, indenture or other instrument to which Xplor is a party or to which any of its properties are subject, and no declaration, filing or registration with any Governmental Entity or Regulatory Authority is required or advisable by Xplor in connection with the execution and delivery of this Agreement and each other agreement contemplated hereby, the performance by Xplor of its obligations hereunder and thereunder the consummation by Xplor of the transactions contemplated hereby and thereby other than (i) compliance with any applicable requirements under the Exchange Act and the Securities Act, (ii) foreign and state securities and "blue sky" laws, and
(iii) such other filings or registrations with, or authorizations, consents or approvals of, governmental bodies, agencies, officials or authorities, the failure of which to make or obtain would not have a Material Adverse Effect, or would not materially adversely affect the ability of Xplor or to consummate the Venus Exchange or Lomak Exchange.

              Section 2.06.  Xplor 10-K and Proxy Statement.

              (a) Xplor has delivered to Venus and the Lomak Entities its Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "Xplor 10-K") and its most recent proxy statement which is dated May 18, 1996 (the "Proxy Statement"). Neither the Xplor 10-K nor the Proxy Statement contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and the Xplor 10-K (including the financial statements contained therein), and the Proxy Statement as of its filing date, complied as to form in all material respects with the applicable requirements of the Exchange Act and the applicable rules and regulations thereunder.

              (b) The financial statements of Xplor (including the related notes) included in the Xplor 10-K fairly present the financial position of Xplor and the results of operations and changes in financial condition as of the dates and periods therein specified. Such financial statements (including the related notes) (i) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and with applicable accounting requirements and published rules and regulations of the SEC with respect thereto and (ii) reflect all liabilities of Xplor, whether or not accrued and whether contingent or absolute, including, without limitation, those relating to taxes, environmental compliance and hazardous materials, Leases, contracts and "employee benefit plans" as such term is defined in Section 3(3) of ERISA and all Encumbrances as are required to be reflected therein by such applicable principles, requirements, rules and regulations.

              Section 2.07. Absence of Certain Changes. Since December 31, 1996, there has not been (i) any Material Adverse Change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of Xplor (ii) any adverse change in the assets or liabilities or in the business or condition, financial or otherwise, of Xplor except in the ordinary course of business, (iii) any increase or establishment of any reserve for taxes or any other liability on Xplor's books or other provision therefor, except as appropriate and consistent with past practice; (iv) any change by Xplor in tax methods, principles or elections or in accounting methods or principles that would be required to be disclosed under generally accepted accounting principles; (v) any declaration, setting aside or payment of any dividend or other distribution with respect to any Xplor Stock; (vi) any issuance of any stock, bonds, options, warrants or other securities by Xplor or any repurchase, redemption or other acquisition by Xplor of any outstanding shares of Xplor Stock or any other equity securities of, or other ownership interests in, Xplor; (vii) any cancellation of debt by Xplor or waiver of any claim or right of substantial value to Xplor; (viii) any borrowing, agreement to borrow funds or guaranty by Xplor or any termination or amendment of any evidence of indebtedness, contract, agreement, deed, mortgage, lease, license or other instrument to which Xplor is bound or by which Xplor or any of its properties or assets is bound other than in the ordinary course of business and consistent with past practice; or (ix) except for the execution of this Agreement, any material transaction by Xplor, including, but not limited to, any sale, lease or other disposition of properties and assets of Xplor, other than in the ordinary course of business and consistent with past practices, and any merger or consolidation of Xplor with any other entity, and, to the best knowledge of Xplor, no fact or condition exists or is contemplated or threatened which could reasonably be anticipated to cause such a change in the future.

              Section 2.08. Litigation. There is no action, suit, arbitration, proceeding or, to the best knowledge of Xplor, investigation pending or, to the best knowledge of

Xplor, threatened against or affecting or involving Xplor or any of its properties, assets or rights or any of its officers, directors or employees in their capacities as such, whether at law or equity ("Xplor Litigation"), and Xplor has no knowledge of any facts that are likely to give rise to any Xplor Litigation, that (in any case) is likely to have a Material Adverse Effect nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Xplor or any of its officers, directors or employees in their capacities as such that is likely to have a Material Adverse Effect or affect the ability of Xplor to consummate the transactions contemplated by this Agreement.

              Section 2.09. No Default. Xplor is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of
(i) its Certificate of Incorporation and Bylaws, (ii) any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which it is now a party or by which it or any of its properties or assets may be bound or
(iii) any order, writ, injunction, decree, statute, rule or regulation applicable to it, except in the case of (ii) and (iii) for defaults or violations which individually or in the aggregate would not have a Material Adverse Effect.

              Section 2.10. Compliance with Laws. Xplor is in compliance with all applicable laws, rules or regulations relating to or affecting the operation, conduct or ownership of its properties or business, other than violations that individually or in the aggregate would not, and insofar as may reasonably be foreseen in the future will not, have a Material Adverse Effect, except as described in Schedule 2.10 to the Xplor Disclosure Schedule. Neither Xplor nor, to the best of Xplor's knowledge, any officer, consultant or employee of Xplor (in their capacity as such), is in default with respect to any order, writ, injunction or decree known to or served upon Xplor of any Governmental Entity or Regulatory Authority, which default would have a Material Adverse Effect. To the best of Xplor's knowledge, there is no existing law, rule, regulation or order, whether Federal, state or local, which would prohibit or materially restrict Xplor from, or otherwise materially adversely affect Xplor in, conducting its business in any jurisdiction in which it is now conducting business. Xplor holds all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of its business (the "Xplor Permits"), except where the failure so to hold would not have a Material Adverse Effect. Xplor is in compliance with the terms of the Xplor Permits, except where the failure so to comply would not have a Material Adverse Effect.

              Section 2.11.  Oil and Gas Reserves; Wells.

              (a) Xplor has provided to Venus and the Lomak Entities an engineering report reviewed by Ryder Scott Company, independent petroleum engineers, setting forth Xplor's oil and gas reserves and values as of December 31, 1996 (the "Xplor

Reserve Report"), a copy of which is attached hereto as Schedule AA. The Xplor Reserve Report sets forth a list of all Leases comprising Xplor's oil and gas reserves and, to the best of Xplor's knowledge, accurately reflects Xplor's oil and gas reserves as of its date and as of the date hereof, subject to normal production. Xplor is not aware of any change to its Leases since the date of the Xplor Reserve Report that could have a Material Adverse Effect. The independent petroleum engineers were provided full access to Xplor's reserve records and all other relevant information.

              (b) Except as set forth in Schedule 2.11 to the Xplor Disclosure Schedule, there is no well operated by Xplor, and to Xplor's knowledge, there is no well operated by a third party on behalf of Xplor, that (i) is no longer producing in commercial quantities and for which there are no definitive plans to attempt to restore production in commercial quantities, (ii) is subject to an exception to a requirement to plug and abandon issued by regulatory authority having jurisdiction over the well, or (iii) has been plugged and abandoned but has not been plugged and abandoned or reclaimed in accordance with all applicable laws, and the proper plugging and abandonment or reclamation of which would or could reasonably be expected to have a Material Adverse Effect on Xplor.

              Section 2.12. Title to Xplor Leases. As to the interests in each of the Leases listed in the Xplor Reserve Report, such interests include 100% of the interests in such Leases owned by Xplor as of the date hereof, and upon Closing, Xplor will have that title to such interests which

              (i) entitles Xplor to receive not less than the interest shown in Xplor Reserve Report as the "Net Revenue Interest" with respect to such Lease in all hydrocarbons produced, saved and marketed from such Lease and in all hydrocarbons produced, saved or marketed from any unit of which such Lease forms a part and allocated to such Lease, all without reduction, suspension or termination of such Net Revenue Interest throughout the duration of such Lease;

              (ii) obligates Xplor to bear a percentage of the costs and expenses relating to the maintenance and development of, and operations relating to, such Lease in an amount not greater than the "Working Interest" set forth in the Xplor Reserve Report with respect to such Lease; and

              (iii) is free and clear of all liens, Encumbrances (except for Permitted Encumbrances), gas imbalances, obligations or defects and is not subject to any matters which will result in a breach of any representation or warranty of Xplor herein affecting title.

With respect to such Leases and any unit agreements, pooling agreements, communitization agreements or other similar documents affecting or creating interests therein,

              (s)    all such interests are valid and in full force and effect;

              (t) neither Xplor, nor to the knowledge of Xplor, any other party is in default under any contract, agreement or arrangement affecting such Leases, except such defaults as would not have a Material Adverse Effect on Xplor.

              (u) except as set forth on Schedule 2.12 of the Xplor Disclosure Schedule, there is no contract, agreement or arrangement (i) requiring an expenditure now or in the future by the owner of the interest of more than $50,000 or imposing an obligation or non contingent liability now or in the future on the owner of the interests of more than $50,000, (ii) involving the purchase or sale of hydrocarbons and which cannot be terminated without penalty on thirty (30) days notice or less and/or (iii) governing the operations among the working interest owners of the Leases which contains any provision that is objectionable or unacceptable on the basis of generally recognized industry standards applicable to the area where the affected Lease is situated and which would have a material adverse effect on the ownership, use, value or operation of the affected Lease;

              (v) there are no express obligations to engage in continuous development operations in order to maintain any such lease or other interest in full force and effect except as described in the Xplor Reserve Report;

              (w) there are no provisions applicable to such Leases or other documents or interests which increase the royalty share of the lessor or the overriding royalty interest of any other party or increase or decrease the working interest of such interest without corresponding change in the Net Revenue Interest;

              (x) there are no royalty provisions which expressly prohibit the payment of royalty on the basis of proceeds received under a prudently negotiated arms-length contract;

              (y) except for Pugh Clause provisions and similar provisions relating to development of all zones, upon establishment of production in commercial quantities and until such production should cease, such Leases may be maintained in full force and effect over the economic life of the property involved in accordance with the respective habendum clauses contained in the Leases beyond the respective primary terms set forth in such Leases; and

              (z) there are no fixed lease terms which cannot be extended by production at the end of the term.

              Section 2.13. Other Real Property Owned or Leased. Schedule AAA hereto contains a list and brief description of all interests in real property owned or leased by Xplor other than the Leases referred to in Section 2.12, as well as all buildings and other structures and material improvements located on such real property (including a brief description of the use to which such property is being put or for which it was intended and in the case of any such property which is leased, the name of the lessor, requirement of consent of the lessor to assignment (including assignment by way of merger or change of control), termination date or notice requirement with respect to termination, annual rental and renewal or purchase options). With respect to such other real property such interests represent all the interests in real property reasonably required for the efficient operation of the Xplor Leases and, except as set forth in Schedule AAA:

              (i) Xplor is the owner or lessee, as the case may be, of all such real property, free and clear of all Encumbrances (except Permitted Encumbrances);

              (ii) Xplor has made available to Venus and the Lomak Entities true and correct copies of all leases referred to in Schedule AAA hereto;

              (iii) All improvements on such real property conform in all material respects to applicable Federal, state, local and foreign laws and regulations (including applicable environmental and occupational safety and health laws and regulations) and zoning and building ordinances, and such real property is zoned for the various purposes for which it is presently being used;

              (iv) All improvements on such real property are generally in good operating condition and repair and there does not exist any condition which interferes with the economic value or use thereof. None of the buildings and structures located on such real property nor any appurtenances thereto or equipment thereon, nor the operation or maintenance thereof, violates in any manner any restrictive covenants or encroaches on any property owned by others nor does any building or structure of third parties encroach upon such property. No condemnation proceeding is pending or threatened with respect to any such property.

              Section 2.14. Title to Other Assets, Properties and Rights and Related Matters. Schedule AAA hereto contains a list and brief description of all other assets, properties and rights which are owned, leased or used by Xplor in the conduct of its business in addition to those assets referred to in Sections 2.12 and 2.13. Xplor has good and marketable title to all such assets, properties and rights, including all such assets, properties and rights reflected in the Xplor 10-K as well as such of like kind and character acquired after the date thereof (except inventory or other property sold or otherwise disposed of since that date in the ordinary course of business) free and clear of all Encumbrances of any kind or character, except
(i) those set forth in Schedule AAA hereto and (ii) Permitted Encumbrances. Such assets, properties and rights are generally in good operating condition and repair (ordinary wear and tear excepted), and there does not exist any condition which interferes with the economic value or use thereof. Except as provided in this Section 2.14, XPLOR MAKES NO AND DISCLAIMS ANY REPRESENTATION OR WARRANTY, WHETHER EXPRESS OR IMPLIED, AND WHETHER BY COMMON LAW, STATUTE OR OTHERWISE, AS TO (i) THE QUALITY, CONDITION OR OPERABILITY OF ANY PERSONAL PROPERTY OR EQUIPMENT, (ii) ITS MERCHANTABILITY, (iii) ITS FITNESS FOR ANY PARTICULAR PURPOSE OR (iv) ITS CONFORMITY TO MODELS OR SAMPLES OF MATERIALS AND, EXCEPT AS PROVIDED IN THIS SECTION, ALL PERSONAL PROPERTY AND EQUIPMENT IS DELIVERED "AS IS, WHERE IS" IN THE CONDITION IN WHICH THE SAME EXISTS. Except as set forth in Schedule AAA hereto, such assets, properties and rights shall include all rights, properties, and interests in properties and assets (real, personal and mixed, tangible and intangible, and all leases, licenses and other agreements) necessary or desirable to permit Xplor to obtain the full economic benefit of its business and of its ownership of the Xplor Leases as contemplated hereby.

              Section 2.15. No Misleading Statements. This Agreement, the information and Schedules and Exhibits referred to herein and the information that has been furnished to Venus and the Lomak Entities by Xplor in connection with the transactions contemplated hereby do not include any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Xplor has not and does not make any representation or warranty regarding any forecast or projection of future events, pricing, valuation or results of future operations of, or related to, Xplor's properties. Nothing in this Agreement shall be considered as an assurance that any such forecast or projection will be correct or is likely to be correct.

              Section 2.16. Brokerage Fees. Xplor has not retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby or any transaction of like nature that would be required to be paid by Xplor.

              Section 2.17.  Indebtedness.  Except as described in Schedule
2.17 to the Xplor Disclosure Schedule, Xplor has no outstanding indebtedness or financing agreements or obligations under guaranties of third party debt.

              Section 2.18.  Taxes

              (a) Except as set forth on Schedule 2.18(a) to the Xplor Disclosure Schedule, each of Xplor and any affiliated, combined or unitary group of which any Xplor is or was a member has (i) timely (taking into account any extensions) filed all federal and all material state, local and foreign returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed or sent by or with respect to it in respect of any Taxes, (B) timely paid all Taxes that are due and payable (except for audit adjustments not material in the aggregate or to the extent that liability therefor is reserved for in the Xplor's most recent audited financial statements) for which Xplor may be liable, (C) established reserves that are adequate for the payment of all Taxes not yet due and payable with respect to the results of operations of Xplor through the date hereof, and (D) complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has in all material respects timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over.

              (b) Schedule 2.18(a) to the Xplor Disclosure Schedule sets forth the last taxable period through which the federal income Tax Returns of Xplor have been examined by the Internal Revenue Service ("IRS") or otherwise closed. Except to the extent being contested in good faith, all material deficiencies asserted as a result of such examinations and any examination by any applicable state or local taxing authority have been paid, fully settled or adequately provided for in Xplor's most recent audited financial statements. No material federal, state or local income or franchise tax audits or other administrative proceedings or court proceedings are presently pending with regard to any federal, state or local income or franchise Taxes for which Xplor would be liable, and no material deficiency for any such income or franchise Taxes has been proposed, asserted or assessed pursuant to such examination against Xplor by any federal, state or local taxing authority with respect to any period other than as set forth in Schedule 2.18(a) to the Xplor Disclosure Schedule.

              (c) Xplor has not executed or entered into (and prior to the close of business on the Closing Date will not execute or enter into) with the IRS or any taxing authority (i) any agreement or other document extending or having the effect of extending the period for assessments or collection of any federal, state or local income or franchise Taxes for which Xplor would be liable or (ii) a closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof or any similar provision of state or local income tax law that relates to the assets or operations of Xplor.

              (d) Xplor is not a party to an agreement that provides for the payment of any amount that would constitute a "parachute payment" within the meaning of Section 280G of the Code.

              (e) Xplor is not a party to or bound by any tax sharing agreement or similar agreement or arrangement.

              Section 2.19. Material Contracts. The Xplor 10-K includes, incorporates or specifically refers to all of the material contracts, agreements, plans and commitments to which Xplor is a party or by which Xplor or any of its properties or assets is bound:

              Section 2.20. No Undisclosed Liabilities. There is no existing, contingent or threatened liability, obligation, Encumbrance or claim of any nature (absolute, accrued, contingent or otherwise) that relates to Xplor or has been asserted or threatened to be asserted against Xplor, other than liabilities pursuant to this Agreement.

              Section 2.21. No Vote Required. No vote of the holders of any class or series of Xplor capital stock is necessary to approve the issuance of Xplor Stock pursuant to this Agreement and the transactions contemplated hereby.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF VENUS

              Except as set forth (by reference to the applicable Section of this Agreement) in Venus' disclosure schedule previously delivered to the Xplor and the Lomak Entities (the "Venus Disclosure Schedule"), a copy of which is attached hereto as Schedule B, Venus hereby agrees and represents and warrants to Xplor and the Lomak Entities as follows:

              Section 3.01. Organization, Etc. Venus is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and corporate authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. Venus is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the nature of its properties or assets makes such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a Material Adverse Effect. Schedule 3.01 to the Venus Disclosure Schedule sets forth a list of each jurisdiction in which Venus is licensed or qualified to transact business as a foreign entity. Venus has heretofore delivered to Xplor and the Lomak Entities true and correct copies of its respective Certificate of Incorporation (and other documents of record with the Secretary of State of Texas) and Bylaws as in effect on the date hereof. Schedule 3.01 to the Venus Disclosure Schedule sets forth a list of the officers and directors of each of Venus on the date hereof and all information with respect to all individuals affiliated with Venus who will be directors and executive officers of Xplor following the Closing required by SEC Rule 14f-1 under the Exchange Act.

              Section 3.02.  Capitalization.

       The authorized capital stock of Venus consists of 400,000,000 shares of Common Stock (par value of $0.001 per share), 200,000,000 shares of Convertible Shares (par value of $0.001 per share) and 200,000,000 shares of Convertible Redeemable Preference Shares (par value of $0.001 per share). No shares of Venus Stock are held as treasury shares. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of Venus are as set forth in Venus's Certificate of Incorporation or otherwise of record with the Secretary of State of Texas, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. All outstanding shares of Venus Stock have been duly authorized and validly issued and are fully paid and non-assessable. All of the outstanding shares of Venus Stock were issued in compliance with all applicable Federal and state securities laws. None of the outstanding securities has been issued in violation of any pre-emptive rights, rights of first refusal or similar rights. Except as set forth in the Venus Disclosure Schedule, there are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings or other securities of any character to which Venus is a party or by which Venus is bound, obligating Venus to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional shares of capital stock of Venus or any securities or obligations convertible into or exchangeable for such shares or to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right or agreement. There are no outstanding obligations, contingent or other, of Venus to purchase, redeem or otherwise acquire any capital stock of Venus. There are no voting trust agreements or other contracts, agreements, arrangements, commitments, plans or understandings restricting or otherwise relating to voting, dividend or other rights with respect to Venus's capital stock. There are no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which Venus stockholders may vote issued or outstanding. There is no liability for dividends declared or accumulated but unpaid with respect to any of the shares of Venus Stock.

              Section 3.03. Authorization. Venus has all requisite corporate power and corporate authority to enter into this Agreement and each of the other agreements contemplated hereby, to carry out its respective obligations under this Agreement and each of the other agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Venus of this Agreement, the consummation of the transactions contemplated hereby and the performance by Venus of its obligations hereunder have been duly authorized by all necessary corporate action except Venus Stockholder Approval. This Agreement has been duly executed and delivered by Venus; and, assuming that this Agreement constitutes the legal, valid and binding obligation of the other parties hereto, constitutes the legal, valid and binding obligation of Venus, enforceable against Venus in accordance with its terms, subject to Venus Stockholder Approval.

              Section 3.04. No Violation. The execution and delivery of this Agreement by Venus does not, and the consummation by Venus of the transactions contemplated hereby, and compliance with the terms hereof will not, (a) conflict with, or result in any violation of or default (with or without notice or lapse of time or both) or loss of any benefit under, any provision of its Certificate of Incorporation (or other documents of record with the Secretary of State of Texas) or By-laws; (b) conflict with, or result in any violation of or default (with or without notice or lapse of time or both) or loss of any benefit under, any permit, concession, grant, assignment, franchise, license, law, rule or regulation, or any judgment, decree or order of any court or other governmental agency or instrumentality to which Venus is a party or to which any of its properties or assets is subject; (c) conflict with, or result in a breach or violation of or default (with or without notice or lapse of time or both) or loss of any benefit under, or accelerate the performance required by, the terms of any material agreement, contract, indenture or other instrument to which Venus is a party or to which any of its properties is subject, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, might result in a material default or loss of any material right thereunder or the creation of any lien, charge or encumbrance upon any of the properties or assets of Venus; or (d) result in any suspension, revocation, impairment, forfeiture or non-renewal of any material Lease of Venus.

              Section 3.05. Approvals. The execution and delivery of this Agreement and each other agreement contemplated hereby, the performance by Venus of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby by Venus will not require the consent, approval, order or authorization of any Governmental Entity or Regulatory Authority or any other Person under any statute, law, rule, regulation, permit, license, agreement, indenture or other instrument to which Venus is a party or to which any of its properties are subject, and no declaration, filing or registration with any Governmental Entity or Regulatory Authority is required or advisable by Venus in connection with the execution and delivery of this Agreement and each other agreement contemplated hereby, the performance by Venus of its obligations hereunder and thereunder, the consummation by Venus of the transactions contemplated hereby and thereby other than (i) compliance with any applicable requirements under the Exchange Act and the Securities Act, (ii) foreign and state securities and "blue sky" laws, and
(iii) such other filings or registrations with, or authorizations, consents or approvals of, governmental bodies, agencies, officials or authorities, the failure of which to make or obtain would not have a Material Adverse Effect, or would not materially adversely affect the ability of Venus to consummate the Venus Exchange.

              Section 3.06.  Venus Financial Statements.

              (a) Venus has delivered to Xplor and the Lomak Entities true, correct and complete copies of the audited balance sheet of Venus Energy PLC as of December 31, 1996 and notes thereto with the independent accountants' report of KPMG Peat Marwick LLP thereon as well as an income statements and statements of cash flows for periods including the period ended December 31, 1996 (the "Venus Financial Statements").

              (b) The Venus Financial Statements (including the related notes) fairly present the financial position of Venus and the results of operations and changes in financial condition as of the dates and periods therein specified. Such financial statements (including the related notes) (i) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and (ii) reflect all liabilities of Venus, whether or not accrued and whether contingent or absolute, including, without limitation, those relating to taxes, environmental compliance and hazardous materials, Leases, contracts and "employee benefit plans" as such term is defined in Section 3(3) of ERISA and all Encumbrances as are required to be reflected therein by such applicable principles, requirements, rules and regulations.

              Section 3.07. Absence of Certain Changes. Since December 31, 1996, there has not been (i) any Material Adverse Change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of Venus (ii) any adverse change in the assets or liabilities or in the business or condition, financial or otherwise, of Venus except in the ordinary course of business, (iii) any increase or establishment of any reserve for taxes or any other liability on Venus 's books or other provision therefor, except as appropriate and consistent with past practice; (iv) any change by Venus in tax methods, principles or elections or in accounting methods or principles that would be required to be disclosed under generally accepted accounting principles; (v) any declaration, setting aside or payment of any dividend or other distribution with respect to any Venus Stock; (vi) any issuance of any stock, bonds, options, warrants or other securities by Venus or any repurchase, redemption or other acquisition by Venus of any outstanding shares of Venus Stock or any other equity securities of, or other ownership interests in, Venus; (vii) any cancellation of debt by Venus or waiver of any claim or right of substantial value to Venus; (viii) any borrowing, agreement to borrow funds or guaranty by Venus or any termination or amendment of any evidence of indebtedness, contract, agreement, deed, mortgage, lease, license or other instrument to which Venus is bound or by which Venus or any of its properties or assets is bound other than in the ordinary course of business and consistent with past practice; or (ix) except for the execution of this Agreement, any material transaction by Venus, including, but not limited to, any sale, lease or other disposition of properties and assets of Venus, and any merger or consolidation of Venus with any other entity, other than in the ordinary course of business and consistent with past practices and, to the best knowledge of Venus, no fact or condition exists or is contemplated or threatened which could reasonably be anticipated to cause such a change in the future.

              Section 3.08. Litigation. There is no action, suit, arbitration, proceeding or, to the best knowledge of Venus, investigation pending or, to the best knowledge of Venus, threatened against or affecting or involving Venus or any of their respective properties, assets or rights or any of their officers, directors or employees in their capacities as such, whether at law or equity ("Venus Litigation"), and Venus has no knowledge of any facts that are likely to give rise to any Venus Litigation, that (in any case) is likely to have a Material Adverse Effect nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Venus or any of its officers, directors or employees in their capacities as such that is likely to have a Material Adverse Effect or affect the ability of Venus to consummate the transactions contemplated by this Agreement.

              Section 3.09. No Default. Venus is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of
(i) its Certificate of Incorporation and Bylaws, (ii) any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which it is now a party or by which it or any of its properties or assets may be bound or
(iii) any order, writ, injunction, decree, statute, rule or regulation applicable to it, except in the case of (ii) and (iii) for defaults or violations which individually or in the aggregate would not have a Material Adverse Effect.

              Section 3.10. Compliance with Laws. Venus is in compliance with all applicable laws, rules or regulations relating to or affecting the operation, conduct or ownership of its properties or business, other than violations that individually or in the aggregate would not, and insofar as may reasonably be foreseen in the future will not, have a Material Adverse Effect, all of which are described in Schedule 3.10 to the Venus Disclosure Schedule. Neither Venus nor, to the best of Venus's knowledge, any officer, consultant or employee of Venus (in their capacity as such), is in default with respect to any order, writ, injunction or decree known to or served upon Venus of any Governmental Entity or Regulatory Authority, which default would have a Material Adverse Effect. To the best of Venus's knowledge, there is no existing law, rule, regulation or order, whether Federal, state or local, which would prohibit or materially restrict Venus from, or otherwise materially adversely affect Venus in, conducting its business in any jurisdiction in which it is now conducting business. Venus holds all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Venus Permits"), except where the failure so to hold would not have a Material Adverse Effect. Venus is in compliance with the terms of the Venus Permits, except where the failure so to comply would not have a Material Adverse Effect.

              Section 3.11.  Oil and Gas Reserves; Wells.

              (a) Venus has provided to Xplor and the Lomak Entities engineering reports reviewed by the following independent petroleum engineers:
Williamson Petroleum Consultants; Hite, Powers & Associates; and Cawley, Gillespie, setting forth Venus's oil and gas reserves and values as of December 31, 1996, April 1, 1997 and March 31, 1997, respectively, copies of which are attached hereto as Schedule BB (collectively, the "Venus Reserve Report"). The Venus Reserve Report sets forth a list of all Leases comprising Venus's oil and gas reserves and, to the best of Venus's knowledge, accurately reflects Venus's oil and gas reserves as of its date and as of the date hereof, subject to normal production. Venus is not aware of any change to its Leases since the date of the Venus Reserve Report that could have a Material Adverse Effect.
The independent petroleum engineers were provided full access to Venus's reserve records and all other relevant information.

              (b) Except as set forth in Schedule 3.11 to the Venus Disclosure Schedule, there is no well operated by Venus, and to Venus's knowledge, there is no well operated by a third party on behalf of Venus, that (i) is no longer producing in commercial quantities and for which there are no definitive plans to attempt to restore production in commercial quantities, (ii) is subject to an exception to a requirement to plug and abandon issued by regulatory authority having jurisdiction over the well, or (iii) has been plugged and abandoned but has not been plugged and abandoned or reclaimed in accordance with all applicable laws, and the proper plugging and abandonment or reclamation of which would or could reasonably be expected to have a Material Adverse Effect on Venus.

              Section 3.12. Title to Venus Leases. As to the interests in each of the Leases listed in the Venus Reserve Report, such interests include 100% of the interests in such Leases owned by Venus as of the date hereof, and upon Closing, Venus will convey to Xplor that title to such interests that will:

              (i) entitle Xplor to receive not less than the interest shown in Venus Reserve Report as the "Net Revenue Interest" with respect to such Lease in all hydrocarbons produced, saved and marketed from such Lease and or all hydrocarbons produced, saved or marketed from any unit of which such Lease forms a part and allocated to such Lease, all without reduction, suspension or termination of such Net Revenue Interest throughout the duration of such Lease;

              (ii) obligate Xplor to bear a percentage of the costs and expenses relating to the maintenance and development of, and operations relating to, such Lease in an amount not greater than the "Working Interest" set forth in the Venus Reserve Report with respect to such Lease; and

              (iii) is free and clear of all liens, Encumbrances (except for Permitted Encumbrances), gas imbalances, obligations or defects and is not subject to any matters which will result in a breach of any representation or warranty of Venus herein affecting title.

With respect to such Leases and any unit agreements, pooling agreements, communitization agreements or other similar documents affecting or creating interests therein:

              (v) all such interests are valid and in full force and effect;

              (w) neither Venus, nor to the knowledge of Venus, any other party is in default under any contract, agreement or arrangement affecting such Leases, except such defaults as would not have a Material Adverse Effect on Venus.

              (x) except as set forth on Schedule 3.12 of the Venus Disclosure Schedule, there is no contract, agreement or arrangement (i) requiring an expenditure now or in the future by the owner of the interest of more than $50,000 or imposing an obligation or non contingent liability now or in the future on the owner of the Interests of more than $50,000, (ii) involving the purchase or sale of hydrocarbons and which cannot be terminated without penalty on thirty (30) days notice or less and/or (iii) governing the operations among the working interest owners of the Leases which contains any provision that is objectionable or unacceptable on the basis of generally recognized industry standards applicable to the area where the affected Lease is situated and which would have a material adverse effect on the ownership, use, value or operation of the affected Lease;

              (y) except for Pugh Clause provisions and similar provisions relating to development of all zones, upon establishment of production in commercial quantities and until such production should cease, such Leases may be maintained in full force and effect over the economic life of the property involved in accordance with the respective habendum clauses contained in the Leases beyond the respective primary terms set forth in such Leases; and

              (z) there are no fixed lease terms which cannot be extended by production at the end of the term.

              Section 3.13. Other Real Property Owned or Leased. Schedule BBB hereto contains a list and brief description of all interests in real property owned or leased by Venus other than the Leases referred to in Section 3.12, as well as all buildings and other structures and material improvements located on such real property (including a brief description of the use to which such property is being put or for which it was intended and in the case of any such property which is leased, the name of the lessor, requirement of consent of the lessor to assignment (including assignment by way of merger or change of control), termination date or notice requirement with respect to termination, annual rental and renewal or purchase options). With respect to such other real property such interests represent all the interests in real property reasonably required for the efficient operation of the Venus Leases and, except as set forth in Schedule BBB:

              (i) Venus is the owner or lessee, as the case may be, of all such real property, free and clear of all Encumbrances (except Permitted Encumbrances);

              (ii) Venus has made available to Xplor and the Lomak Entities true and correct copies of all leases referred to in Schedule BBB hereto;

              (iii) All improvements on such real property conform in all material respects to applicable Federal, state, local and foreign laws and regulations (including applicable environmental and occupational safety and health laws and regulations) and zoning and building ordinances, and such real property is zoned for the various purposes for which it is presently being used;

              (iv) All improvements on such real property are generally in good operating condition and repair and there does not exist any condition which interferes with the economic value or use thereof. None of the buildings and structures located on such real property nor any appurtenances thereto or equipment thereon, nor the operation or maintenance thereof, violates in any manner any restrictive covenants or encroaches on any property owned by others nor does any building or structure of third parties encroach upon such property. No condemnation proceeding is pending or threatened with respect to any such property.

              Section 3.14. Title to Other Assets, Properties and Rights and Related Matters. Schedule BBB hereto contains a list and brief description of all other assets, properties and rights which are owned, leased or used by Venus in the conduct of its business in addition to those assets referred in Sections 3.12 and 3.13. Venus has good and marketable title to all such assets, properties and rights, including all such assets, properties and rights reflected in the Venus Financial Statements as well as such of like kind and character acquired after the date thereof (except inventory or other property sold or otherwise disposed of since that date in the ordinary course of business) free and clear of all Encumbrances of any kind or character, except
(i) those
set forth in Schedule BBB hereto and (ii) Permitted Encumbrances. Such assets, properties and rights are generally in good operating condition and repair (ordinary wear and tear excepted), and there does not exist any condition which interferes with the economic value or use thereof. Except as provided in this
Section 3.14, VENUS MAKES NO AND DISCLAIMS ANY REPRESENTATION OR WARRANTY, WHETHER EXPRESS OR IMPLIED, AND WHETHER BY COMMON LAW, STATUTE OR OTHERWISE, AS TO (i) THE QUALITY, CONDITION OR OPERABILITY OF ANY PERSONAL PROPERTY OR EQUIPMENT, (ii) ITS MERCHANTABILITY, (iii) ITS FITNESS FOR ANY PARTICULAR PURPOSE OR (iv) ITS CONFORMITY TO MODELS OR SAMPLES OF MATERIALS AND, EXCEPT AS PROVIDED IN THIS SECTION, ALL PERSONAL PROPERTY AND EQUIPMENT IS DELIVERED "AS IS, WHERE IS" IN THE CONDITION IN WHICH THE SAME EXISTS. Except as set forth in Schedule BBB hereto, such assets, properties and rights shall include all rights, properties, and interests in properties and assets (real, personal and mixed, tangible and intangible, and all leases, licenses and other agreements) necessary or desirable to permit Venus to obtain the full economic benefit of its business and of its ownership of the Venus Leases as contemplated hereby.

              Section 3.15. No Misleading Statements. This Agreement, the information and Schedules and Exhibits referred to herein and the information that has been furnished to Xplor and the Lomak Entities by Venus in connection with the transactions contemplated hereby do not include any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Venus has not and does not make any representation or warranty regarding any forecast or projection of future events, pricing, valuation or results of future operations or, or related to, Venus' properties. Nothing in this Agreement shall be considered as an assurance that any such forecast or projection will be correct or is likely to be correct.

              Section 3.16. Brokerage Fees. Venus has not retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby or any transaction of like nature that would be required to be paid by Venus.

              Section 3.17. Indebtedness Except as described in Schedule 3.17 to the Venus Disclosure Schedule, Venus has no outstanding indebtedness or financing agreements or obligations under guaranties of third party debt.

              Section 3.18.  Taxes.

              (a) Except as set forth on Schedule 3.18(a) to the Venus Disclosure Schedule, each of Venus and any affiliated, combined or unitary group of which any

Venus is or was a member has (i) timely (taking into account any extensions) filed all federal and all material state, local and foreign returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed or sent by or with respect to it in respect of any Taxes, (B) timely paid all Taxes that are due and payable (except for audit adjustments not material in the aggregate or to the extent that liability therefor is reserved for in the Venus's most recent audited financial statements) for which Venus may be liable, (C) established reserves that are adequate for the payment of all Taxes not yet due and payable with respect to the results of operations of Venus through the date hereof, and (D) complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has in all material respects timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over.

              (b) Schedule 3.18(a) to the Venus Disclosure Schedule sets forth the last taxable period through which the federal income Tax Returns of Venus have been examined by the Internal Revenue Service ("IRS") or otherwise closed. Except to the extent being contested in good faith, all material deficiencies asserted as a result of such examinations and any examination by any applicable state or local taxing authority have been paid, fully settled or adequately provided for in Venus's most recent audited financial statements. No material federal, state or local income or franchise tax audits or other administrative proceedings or court proceedings are presently pending with regard to any federal, state or local income or franchise Taxes for which Venus would be liable, and no material deficiency for any such income or franchise Taxes has been proposed, asserted or assessed pursuant to such examination against Venus by any federal, state or local taxing authority with respect to any period other than as set forth in Schedule 3.18(a) to the Venus Disclosure Schedule.

              (c) Venus has not executed or entered into (and prior to the close of business on the Closing Date will not execute or enter into) with the IRS or any taxing authority (i) any agreement or other document extending or having the effect of extending the period for assessments or collection of any federal, state or local income or franchise Taxes for which Venus would be liable or (ii) a closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof or any similar provision of state or local income tax law that relates to the assets or operations of Venus.

              (d) Venus is not a party to an agreement that provides for the payment of any amount that would constitute a "parachute payment" within the meaning of Section 280G of the Code.

              (e) Venus is not a party to or bound by any tax sharing agreement or similar agreement or arrangement.

              Section 3.19. Material Contracts. Schedule 3.19 to Venus Disclosure Schedule sets forth a complete list of all material contracts, agreements, plans and commitments to which Venus is a party or by which Venus or any of its properties or assets is bound:

              Section 3.20. No Undisclosed Liabilities There is no existing, contingent or threatened liability, obligation, Encumbrance or claim of any nature (absolute, accrued, contingent or otherwise) that relates to Venus or has been asserted or threatened to be asserted against Venus, other than liabilities pursuant to this Agreement or arising after the date of the Venus Financial Statements in the ordinary course of business and consistent with past practice.

              Section 3.21. Vote Required; Solicitation. A vote of the holders of two-thirds of each class of the capital stock of Venus is necessary to constitute Venus Stockholder Approval of the Venus Exchange. To the knowledge of Venus, the character and number of the stockholders of Venus are such that Venus Stockholder Approval may be solicited and obtained, and the Venus Exchange consummated, pursuant to SEC Regulation D under the Securities Act.

              Section 3.22. Ownership of Shares. To the knowledge of Venus, none of its stockholders, who will receive the shares of Xplor Stock issued to Venus at the Closing upon the contemplated dissolution of Venus, has any plan or intention of selling or otherwise disposing of such shares.

                                   ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF THE LOMAK ENTITIES

              Except as set forth (by reference to the applicable Section of this Agreement) in the disclosure schedule of the Lomak Entities previously delivered to the Xplor and Venus (the "Lomak Disclosure Schedule"), a copy of which is attached hereto as Schedule C, each of the Lomak Entities hereby agrees and represents and warrants to Xplor and Venus, severally with respect to itself and the Lomak Properties being conveyed by it hereunder and jointly and severally respect to Section 4.06 hereof, as follows:

              Section 4.01. Organization, Etc. Production is a limited partnership duly organized, validly existing and in good standing under the laws of Texas, and Resources is a limited liability company duly organized, validly existing and in good standing under the laws of Oklahoma and each has all requisite power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. Each of Production and Resources is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of its business or the nature of its properties makes such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a Material Adverse Effect. Each of Production and Resources has heretofore delivered to Xplor and Venus true and correct copies of its respective limited partnership agreement and articles of organization and operating agreement in effect on the date hereof ("Lomak Governing Documents"). Schedule 4.01 to the Lomak Disclosure Schedule sets forth a list of the general partner(s) and manager(s) of each Production and Resources on the date hereof and all information with respect to the individual affiliated with the Lomak Entities who will be a director of Xplor following the Closing required by SEC Rule 14f-1 under the Exchange Act.

              Section 4.02. Authorization. Each of Production and Resources has all requisite power and authority to enter into this Agreement and each of the other agreements contemplated hereby, to carry out its respective obligations under this Agreement and each of the other agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Production and Resources of this Agreement, the consummation of the transactions contemplated hereby and the performance by Production and Resources of their respective obligations hereunder have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by each of Production and Resources; and, assuming that this Agreement constitutes the legal, valid and binding obligation of the other parties hereto, constitutes the legal, valid and binding obligation of each of Production and Resources, enforceable against each of Production and Resources in accordance with its terms.

              Section 4.03. No Violation. The execution and delivery of this Agreement by each of Production and Resources do not, and the consummation by each of Production and Resources of the transactions contemplated hereby, and compliance with the terms hereof will not, (a) conflict with, or result in any violation of or default (with or without notice or lapse of time or both) or loss of any benefit under, any provision of their respective Lomak Governing Documents; (b) conflict with, or result in any violation of or default (with or without notice or lapse of time or both) or loss of any benefit under, any permit, concession, grant, assignment, franchise, license, law, rule or regulation, or any judgment, decree or order of any court or other governmental agency or instrumentality to which Production or Resources is a party or to which any of their respective properties or assets is subject; (c) conflict with, or result in a breach or violation of or default (with or without notice or lapse of time or both) or loss of any benefit under, or accelerate the performance required by, the terms of any material agreement, contract, indenture or other instrument to which Production or Resources is a party or to which any of their respective properties is subject, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, might result in a material default or loss of any material right thereunder or the creation of any lien, charge or encumbrance upon any of the Lomak Properties; or (d) result in any suspension, revocation, impairment, forfeiture or non-renewal of any material Lease of Production or Resources constituting part of the Lomak Properties.

              Section 4.04. Approvals. The execution and delivery of this Agreement and each other agreement contemplated hereby, the performance by each of Production and Resources of its respective obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby by Production and Resources will not require the consent, approval, order or authorization of any Governmental Entity or Regulatory Authority or any other Person under any statute, law, rule, regulation, permit, license, agreement, indenture or other instrument to which Production or Resources is a party or to which any of its properties are subject, and no declaration, filing or registration with any Governmental Entity or Regulatory Authority is required or advisable by Production or Resources in connection with the execution and delivery of this Agreement and each other agreement contemplated hereby, the performance by each of Production and Resources of its respective obligations hereunder and thereunder the consummation by Production and Resources of the transactions contemplated hereby and thereby other than filings or registrations with, or authorizations, consents or approvals of, governmental bodies, agencies, officials or authorities, the failure of which to make or obtain would not have a Material Adverse Effect, or would not materially adversely affect the Lomak Properties.

              Section 4.05.  Lomak Financial Statements.

              (a) The Lomak Entities have delivered to Xplor and Venus true, correct and complete copies of a statement of assets and liabilities of the Lomak Properties as of December 31, 1996 and the related statements of revenues and direct operating expenses for the fiscal year then ended together with accompanying notes prepared by the Lomak Entities (the "Lomak Financial Statements").

              (b) The Lomak Financial Statements fairly present the financial position of the Lomak Properties and the results of operations and changes in financial condition as of the dates and periods therein specified. Such financial statements (and accompanying notes), subject to independent audit review and adjustment, (i) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and with applicable accounting requirements and published rules and regulations of the SEC and (ii) reflect all liabilities of the Lomak Properties, whether or not accrued and whether contingent or absolute, including, without limitation, those relating to severance and production taxes as are required to be reflected therein by such applicable principles, requirements, rules and regulations.

              Section 4.06. Absence of Certain Changes. Since December 31, 1996, there has not been any Material Adverse Change in the condition, financial or otherwise, or in the results of operations or prospects, of the Lomak Properties.

              Section 4.07. Litigation. There is no action, suit, arbitration, proceeding or, to the best knowledge of the Lomak Entities, investigation pending or, to the best knowledge of the Lomak Entities, threatened against or affecting or involving Production or Resources or any of their respective properties, assets or rights or any of their officers, directors or employees in their capacities as such, whether at law or equity ("Lomak Litigation"), and the Lomak Entities have no knowledge of any facts that are likely to give rise to any Lomak Litigation, that (in any case) is likely to have a Material Adverse Effect nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Production or Resources or any of their partners, managers or employees in their capacities as such that is likely to have a Material Adverse Effect or affect the ability of Production or Resources to consummate the transactions contemplated by this Agreement.

              Section 4.08. No Default. The Lomak Entities are not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the Lomak Governing Documents (ii) any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which either is now a party or by which either it or any of its properties or assets may be bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to it, except in the case of (ii) and (iii) for defaults or violations which individually or in the aggregate would not have a Material Adverse Effect.

              Section 4.09. Compliance with Laws. Each of Production and Resources is in compliance with all applicable laws, rules or regulations relating to or affecting the operation, conduct or ownership of their respective properties or business, other than violations that individually or in the aggregate would not, and insofar as may reasonably be foreseen in the future will not, have a Material Adverse Effect, all of which are described in
Schedule 4.09 to the Lomak Disclosure Schedule. Neither the Lomak Entities nor, to the best of the Lomak Entities' knowledge, any partner, manager, consultant or employee of Production or Resources (in their capacity as such), is in default with respect to any order, writ, injunction or decree known to or served upon Production or Resources of any Governmental Entity or Regulatory Authority, which default would have a Material Adverse Effect. To the best of the Lomak Entities' knowledge, there is no existing law, rule, regulation or order, whether Federal, state or local, which would prohibit or materially restrict Production or Resources from, or otherwise materially adversely affect Production or Resources in, conducting its business in any jurisdiction in which it is now conducting business. Production and Resources hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Lomak Entities Permits"), except where the failure so to hold would not have a Material Adverse Effect. Production and Resources are in compliance with the terms of the Lomak Entities Permits, except where the failure so to comply would not have a Material Adverse Effect.

              Section 4.10. Oil and Gas Reserves; Wells. The Lomak Entities have provided to Xplor and Venus an engineering report reviewed by Wright & Company, Inc. setting forth oil and gas reserves comprising the Lomak Properties and their values as of December 31, 1996 (the "Lomak Reserve Report"), a copy of which is attached hereto as Schedule CC. The Lomak Reserve Report sets forth a list of all Leases comprising the oil and gas reserves of the Lomak Properties and, to the best of the Lomak Entities' knowledge, accurately reflects such oil and gas reserves as of its date and as of the date hereof, subject to normal production. The Lomak Entities are not aware of any change to their Leases since the date of the Lomak Reserve Report that could have a Material Adverse Effect. Wright & Company, Inc. were provided full access to the Lomak Entities' reserve records and all other relevant information.

              Section 4.11. Title to Lomak Leases. As to the interests in each of the Leases listed in the Lomak Reserve Report, such interests include 100% of the interests in such Leases owned by the Lomak Entities as of the date hereof, and upon Closing, the Lomak Entities will convey to Xplor that title to such interests which will:

              (i) entitle Xplor to receive not less than the interest shown in the Lomak Reserve Report as the "Net Revenue Interest" with respect to such Lease in all hydrocarbons produced, saved and marketed from such Lease and in all hydrocarbons produced, saved or marketed from any unit of which such Lease forms a part and allocated to such Lease, all without reduction, suspension or termination of such Net Revenue Interest throughout the duration of such Lease;

              (ii) obligate Xplor to bear a percentage of the costs and expenses relating to the maintenance and development of, and operations relating to, such Lease in an amount not greater than the "Working Interest" set forth in the Lomak Reserve Report with respect to such Lease; and

              (iii) be free and clear of all liens, Encumbrances (except for Permitted Encumbrances), gas imbalances, obligations or defects and is not subject to any matters which will result in a breach of any representation or warranty of the Lomak Entities herein affecting title.

              Section 4.12. No Misleading Statements. This Agreement, the information and Schedules and Exhibits referred to herein and the information that has been furnished to Xplor and Venus by the Lomak Entities in connection with the transactions contemplated hereby do not include any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Lomak Entities have not and do not make any representation or warranty regarding any forecast or projection of future events, pricing, valuation or results of future operations or, or related to, the Lomak Properties. Nothing in this Agreement shall be considered as an assurance that any such forecast or projection will be correct or is likely to be correct.

              Section 4.13. Brokerage Fees. the Lomak Entities have retained no financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby or any transaction of like nature that would be required to be paid by Production or Resources.

              Section 4.14. Indebtedness. At Closing, the Lomak Entities will have no outstanding indebtedness or financing agreements or obligations under guaranties of third party debt which burden or relate to the Lomak Properties.

              Section 4.15. Taxes. The Lomak Entities have paid and/or made provision for the payment of all Taxes payable as the result of their ownership and/or operation of the Lomak Properties, and as of the Closing Xplor will assume title to the Lomak Properties free and clear of all claims or liens for Taxes accruing for all periods prior to the Closing, except as contemplated by
Article IX-A hereof.

              Section 4.16. Material Contracts. Schedule 4.18 to the Lomak Disclosure Schedule sets forth a complete list of all material contracts, agreements, plans and commitments relating to the Lomak Properties subject to which Xplor will take title to the Lomak Properties.

              Section 4.17. No Undisclosed Liabilities There is no existing, contingent or threatened liability, obligation, Encumbrance or claim of any nature (absolute, accrued, contingent or otherwise) that relates to the Lomak Properties or has been asserted or threatened to be asserted against the Lomak Entities, other than liabilities pursuant to this Agreement or arising after the date of the Lomak Financial Statements in the ordinary course of business and consistent with past practice.

              Section 4.18. No Vote Required. No vote or consent of the partners, managers or members of the Lomak Entities which has not been obtained is necessary for the execution of this Agreement and the consummation of the transactions contemplated hereby.

                                   ARTICLE V
                               COVENANTS OF XPLOR

              Xplor agrees that:

              Section 5.01. Conduct of Xplor. From the date hereof until the Closing and except as contemplated herein, Xplor shall in all material respects conduct its business in the ordinary course. Without limiting the generality of the foregoing, from the date hereof until the Closing, except as expressly contemplated by this Agreement, without the written consent of Venus and the Lomak Entities:

              (a) Xplor will not adopt or propose any change in its Certificate of Incorporation or Bylaws, or enter into any agreement or incur any obligation, the terms of which would be violated by the consummation of the transactions contemplated by this Agreement;

              (b) Xplor will not:

                     (i) enter into any contract, agreement, plan or
arrangement with   any director, officer or employee of Xplor, including,
without limitation, any written contract, agreement, plan or arrangement which provides for the making of any payments, the acceleration of vesting of any benefit or right or any other entitlement contingent upon (A) the consummation of the transactions contemplated hereby or (B) the termination of employment after the consummation of the transactions contemplated hereby;

                     (ii) enter into or amend any employment agreements (oral or written) to increase the compensation payable or to become payable by it to any of its employees or otherwise materially alter its employment relationship with, officers, directors or consultants over the amount payable as of the date hereof, or increase the compensation payable to any other employees, or adopt or amend any employee benefit plan or arrangement (oral or written); or

                     (iii) loan or advance any money to any officer, director, employee, stockholder or consultant of Xplor or to any other third party other than travel advances in the ordinary course of business which do not exceed $1,000 at any time outstanding to any one person;

              (c) Except as expressly contemplated by this Agreement, Xplor will not (i) purchase, acquire, issue, deliver, sell or authorize or propose the issuance, delivery or sale of any stock appreciation rights or of any shares of its capital stock of any class or any securities convertible into or exchangeable for, or rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, (ii) make any changes in its capital structure or (iii) enter into any agreement or understanding or take any preliminary action with respect to the matters referred to in clause (i) or (ii) of this paragraph (c);

              (d) Xplor will keep in full force and effect its existing insurance policies and will not modify or reduce the coverage thereunder;

              (e) Xplor will not (i) declare or pay any dividend or make any other distribution to holders of its capital stock, (ii) split, combine or reclassify any of its capital stock or propose or authorize the issuance of any other securities in respect of or in lieu of or in substitution for any shares of its capital stock, (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or (iv) take any preliminary action with respect thereto;

              (f) Xplor will not incur any indebtedness (including without limitation by way of guarantee or the issuance and sale of debt securities or rights to acquire debt securities), or incur any account payable except in the ordinary course of business consistent with past practice, or enter into or modify any contract, agreement, commitment or arrangement with respect to the foregoing;

              (g) Xplor will not (i) sell, lease, release, forfeit or otherwise dispose of, or create any mortgage liens, security interests or other encumbrances on, any of its properties or assets having a book or market value in excess of $10,000 in the aggregate or that are otherwise material, individually or in the aggregate, to the business, results of operations or financial condition of Xplor or (ii) enter into, or consent to the entering into of, any agreement granting a preferential right to sell, lease, release, forfeit or otherwise dispose of or create any mortgage liens, security interests or other encumbrances on, any of such properties or assets or the production therefrom;

              (h) Xplor will not (i) enter into any new line of business; (ii) change its investment, liability management and other material policies in any material respect; (iii) incur or commit to any capital expenditures, obligations or liabilities in connection therewith other than capital expenditures, obligations or liabilities that (a) are listed on Schedule 5.01 of the Xplor Disclosure Schedule or (b) individually do not exceed $10,000 and in the aggregate do not exceed $10,000; (iv) acquire or agree to acquire by merging or consolidating with, or acquire or agree to acquire by purchasing a substantial portion of the assets of or equity interest in, or in any other manner, any business or Person; (v) otherwise, except as to the acquisition of materials and supplies necessary for the conduct of its business in the ordinary course and consistent with past practice, acquire or agree to acquire any assets for a total consideration in the aggregate in excess of $10,000; or
(vi) make any investment in any Person or (vii) authorize, recommend, propose or announce an intention to adopt a plan of complete, or partial liquidation or dissolution of Xplor;

              (i) Xplor will not (i) change its method of accounting in effect at December 31, 1996 or (ii) change its fiscal year;

              (j) Xplor will not settle or compromise, or agree to settle or compromise, any suit or other litigation matter or any matter in an arbitration proceeding for any material amount; and

              (k) Xplor will not agree or commit to do any of the foregoing.

              Section 5.02. Access to Records. At all reasonable times from and after the date hereof until the Closing, Xplor shall afford Venus and the Lomak Entities and their accountants, counsel, financial advisors and other representatives full and complete access to the properties, employees and officers of Xplor and to all books, accounts, financial and other records and contracts of every kind of Xplor; provided, however, that no investigation pursuant to this Section 5.02 shall affect any representation or warranty given by Xplor hereunder.

              Section 5.03. No Other Bids. From the date of this Agreement until the Closing, Xplor shall not, nor shall it authorize or permit any officer, director, partner or employee of, or any investment banker, attorney, accountant or other representative or agent retained by Xplor to, ( i) entertain, encourage, solicit or initiate any inquiries or the making of any proposal that may reasonably be expected to lead to any "Takeover Proposal" or
(ii) except to the extent its Board of Directors determines, upon advice of outside counsel, that such Board of Directors is otherwise required by its fiduciary duties, participate in any discussions or negotiations, or provide third parties with any information, relating to any such inquiry or proposal. Xplor shall immediately advise Venus and the Lomak Entities of any such inquiries or proposals. As used in this Section 5.03, "Takeover Proposal" shall mean any proposal for a merger or other Business Combination involving Xplor or for the acquisition of a substantial equity interest in Xplor or a substantial portion of the assets of Xplor, in each case other than the transactions contemplated hereby, and "substantial equity interest" shall mean any equity ownership representing beneficial ownership of 10% percent or more of the outstanding Xplor Shares.

              Section 5.04. Maintenance of Business. From the date of this Agreement until the Closing, Xplor will use its commercially reasonable efforts to carry on its business, keep available the services of its officers and employees and preserve its relationships with those of its suppliers, licensors, licensees, customers and others having business relationships with it that are material to its business in substantially the same manner as they have prior to the date hereof. If Xplor becomes aware of a material deterioration or facts which are likely to result in a material deterioration in the relationship with any Person having a material business relationships with it, Xplor will promptly bring such information to the attention of Venus and the Lomak Entities in writing.

              Section 5.05. Compliance with Obligations. Prior to the Closing, Xplor will use its commercially reasonable efforts to comply with (a) all applicable Federal, state and local laws, rules and regulations, (b) all agreements and obligations, including its Certificate of Incorporation and Bylaws, by which it, its properties or its assets may be bound, and (c) all Leases, decrees, orders, writs, injunctions, judgments, statutes, rules and regulations applicable to it, its properties or its assets.

              Section 5.06. SEC and NASDAQ Filings; Venus Stockholder Approval. Xplor shall timely file all reports required to be filed by it with the SEC and NASDAQ between the date hereof and the Closing and shall deliver to Venus and the Lomak Entities copies of all such reports promptly after the same are filed. Xplor shall also cooperate with Venus in connection with the solicitation of Venus Stockholder Approval of the Venus Exchange and use commercially reasonable efforts to provide the information and documentation necessary to ensure compliance with the applicable requirements of federal, state and foreign securities laws as contemplated by Section 6.06 hereof. On the Closing Date or as soon thereafter as practicable, Xplor shall also file with the SEC and send to its stockholders the notice required by SEC Rule 14f-1 occasioned by the reconstitution of the Xplor Board of Directors provided for by Section 8.01 hereof.

                                   ARTICLE VI
                               COVENANTS OF VENUS

              Except as disclosed in Schedule 6.00 respecting the repatriation of Venus from the United Kingdom to Texas, Venus agrees that:

              Section 6.01. Conduct of Venus. From the date hereof until the Closing and except as contemplated herein, Venus shall in all material respects conduct its business in the ordinary course. Without limiting the generality of the foregoing, from the date hereof until the Closing, except as expressly contemplated by this Agreement, without the written consent of Xplor and the Lomak Entities:

              (a) Venus will not adopt or propose any change in its Certificate of Incorporation or Bylaws, or enter into any agreement or incur any obligation, the terms of which would be violated by the consummation of the transactions contemplated by this Agreement;

              (b) Venus will not:

                     (i) enter into any contract, agreement, plan or
arrangement with   any director, officer or employee of Venus, including,
without limitation, any written contract, agreement, plan or arrangement which provides for the making of any payments, the acceleration of vesting of any benefit or right or any other entitlement contingent upon (A) the consummation of the transactions contemplated hereby or (B) the termination of employment after the consummation of the transactions contemplated hereby;

                     (ii) enter into or amend any employment agreements (oral or written) to increase the compensation payable or to become payable by it to any of its employees or otherwise materially alter its employment relationship with, officers, directors or consultants over the amount payable as of the date hereof, or increase the compensation payable to any other employees, or adopt or amend any employee benefit plan or arrangement (oral or written); or

                     (iii) loan or advance any money to any officer, director, employee, stockholder or consultant of Venus or to any other third party other than travel advances in the ordinary course of business which do not exceed $1,000 at any time outstanding to any one person;

              (c) Except as expressly contemplated by this Agreement, Venus will not (i) purchase, acquire, issue, deliver, sell or authorize or propose the issuance, delivery or sale of any stock appreciation rights or of any shares of its capital stock of any class or any securities convertible into or exchangeable for, or rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, (ii) make any changes in its capital structure or (iii) enter into any agreement or understanding or take any preliminary action with respect to the matters referred to in clause (i) or
(ii) of this paragraph (c);

              (d) Venus will keep in full force and effect its existing insurance policies and will not modify or reduce the coverage thereunder;

              (e) Venus will not (i) declare or pay any dividend or make any other distribution to holders of its capital stock, (ii) split, combine or reclassify any of its capital stock or propose or authorize the issuance of any other securities in respect of or in lieu of or in substitution for any shares of its capital stock, (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or (iv) take any preliminary action with respect thereto;

              (f) Venus will not incur any indebtedness (including without limitation by way of guarantee or the issuance and sale of debt securities or rights to acquire debt securities), or incur any account payable except in the ordinary course of business consistent with past practice, or enter into or modify any contract, agreement, commitment or arrangement with respect to the foregoing;

              (g) Venus will not (i) sell, lease, release, forfeit or otherwise dispose of, or create any mortgage liens, security interests or other encumbrances on, any of its properties or assets having a book or market value in excess of $10,000 in the aggregate or that are otherwise material, individually or in the aggregate, to the business, results of operations or financial condition of Venus or (ii) enter into, or consent to the entering into of, any agreement granting a preferential right to sell, lease, release, forfeit or otherwise dispose of or create any mortgage liens, security interests or other encumbrances on, any of such properties or assets or the production therefrom;

              (h) Venus will not (i) enter into any new line of business; (ii) change its investment, liability management and other material policies in any material respect; (iii) incur or commit to any capital expenditures, obligations or liabilities in connection therewith other than capital expenditures, obligations or liabilities that (a) are listed on Schedule 6.01(h) of the Venus Disclosure Schedule or (b) individually do not exceed $50,000 and in the aggregate do not exceed $50,000; (iv) acquire or agree to acquire by merging or consolidating with, or acquire or agree to acquire by purchasing a substantial portion of the assets of or equity interest in, or in any other manner, any business or Person; (v) otherwise, except as to the acquisition of materials and supplies necessary for the conduct of its business in the ordinary course and consistent with past practice, acquire or agree to acquire any assets for a total consideration in the aggregate in excess of $10,000; or (vi) make any investment in any Person or (vii) authorize, recommend, propose or announce an intention to adopt a plan of complete, or partial liquidation or dissolution of Venus;

              (i) Except as set forth on Schedule 6.01(i), Venus will not (i) change its method of accounting in effect at December 31, 1996 or (ii) change its fiscal year;

              (j) Venus will not settle or compromise, or agree to settle or compromise, any suit or other litigation matter or any matter in an arbitration proceeding for any material amount; and

              (k) Venus will not agree or commit to do any of the foregoing.

              Section 6.02. Access to Records. At all reasonable times from and after the date hereof until the Closing, Venus shall afford Xplor and the Lomak Entities and their accountants, counsel, financial advisors and other representatives full and complete access to the properties, employees and officers of Venus and to all books, accounts, financial and other records and contracts of every kind of Venus; provided, however, that no investigation pursuant to this Section 6.02 shall affect any representation or warranty given by Venus hereunder.

              Section 6.03. No Other Bids. From the date of this Agreement until the Closing, Venus shall not, nor shall it authorize or permit any officer, director, partner or employee of, or any investment banker, attorney, accountant or other representative or agent retained by Venus to, ( i) entertain, encourage, solicit or initiate any inquiries or the making of any proposal that may reasonably be expected to lead to any "Takeover Proposal" or
(ii) except to the extent its Board of Directors determines, upon advice of outside counsel, that such Board of Directors is otherwise required by its fiduciary duties, participate in any discussions or negotiations, or provide third parties with any information, relating to any such inquiry or proposal. Venus shall immediately advise Xplor and the Lomak Entities of any such inquiries or proposals. As used in this Section 6.03, "Takeover Proposal" shall mean any proposal for a merger or other Business Combination involving Venus or for the acquisition of a substantial equity interest in Venus or a substantial portion of the assets of Venus, in each case other than the transactions contemplated hereby, and "substantial equity interest" shall mean any equity ownership representing beneficial ownership of 10% percent or more of the outstanding Venus Shares.

              Section 6.04. Maintenance of Business. From the date of this Agreement until the Closing, Venus will use its commercially reasonable efforts to carry on its business, keep available the services of its officers and employees and preserve its relationships with those of its suppliers, licensors, licensees, customers and others having business relationships with it that are material to its business in substantially the same manner as they have prior to the date hereof. If Venus becomes aware of a material deterioration or facts which are likely to result in a material deterioration in the relationship with any Person having a material business relationships with it, Venus will promptly bring such information to the attention of Xplor and the Lomak Entities in writing.

              Section 6.05. Compliance with Obligations. Prior to the Closing, Venus will use its commercially reasonable efforts to comply with (a) all applicable Federal, state and local laws, rules and regulations, (b) all agreements and obligations, including its Certificate of Incorporation and Bylaws, by which it, its properties or its assets may be bound, and (c) all Leases, decrees, orders, writs, injunctions, judgments, statutes, rules and regulations applicable to it, its properties or its assets.

              Section 6.06. Venus Stockholder Approval. Venus shall promptly solicit Venus Stockholder Approval of the Venus Exchange in compliance with the applicable requirements of applicable federal, state and foreign securities laws.

                                  ARTICLE VII
                        COVENANTS OF THE LOMAK ENTITIES

              The Lomak Entities agree that:

              Section 7.01. Conduct of the Lomak Entities. From the date hereof until the Closing and except as contemplated herein, the Lomak Entities shall in all material respects conduct their businesses relating to the Lomak Properties in the ordinary course. Without limiting the generality of the foregoing, from the date hereof until the Closing, except as expressly contemplated by this Agreement, without the written consent of Xplor and Venus:

              (a) the Lomak Entities will not adopt or propose any change in the Lomak Governing Documents, or enter into any agreement or incur any obligation, the terms of which would be violated by the consummation of the transactions contemplated by this Agreement;

              (b) the Lomak Entities will not enter into any contract, agreement, plan or arrangement which would interfere with or limit Xplor's title to the Lomak Properties or the ability of Xplor to obtain the full economic benefit of its ownership of the Lomak Properties as contemplated hereby;

              (c) the Lomak Entities will keep in full force and effect its existing insurance policies and will not modify or reduce the coverage thereunder;

              (d) the Lomak Entities will not (i) sell, lease, release, forfeit or otherwise dispose of, or create any mortgage liens, security interests or other encumbrances on, any of the Lomak Properties having a book or market value in excess of $10,000 in the aggregate or that are otherwise material, individually or in the aggregate, to the results of operations or financial condition of the Lomak Properties or (ii) enter into, or consent to the entering into of, any agreement granting a preferential right to sell, lease, release, forfeit or otherwise dispose of or create any mortgage liens, security interests or other encumbrances on, any of the Lomak Properties or the production therefrom;

              (e) the Lomak Entities will not, with respect to the Lomak Properties to the extent that they have any control as a non-operator of the Lomak Properties, (i) incur or commit to any capital expenditures, obligations or liabilities in connection therewith other than capital expenditures, obligations or liabilities that (a) are listed on Schedule 7.01 of the Lomak Disclosure Schedule or (b) individually do not exceed $10,000 and in the aggregate do not exceed $10,000; (ii) acquire or agree to acquire by merging or consolidating with, or acquire or agree to acquire by purchasing a substantial portion of the assets of or equity interest in, or in any other manner, any business or Person; (iii) otherwise, except as to the acquisition of materials and supplies necessary for the operation of the Lomak Properties in the ordinary course and consistent with past practice, acquire or agree to acquire any assets for a total consideration in the aggregate in excess of $10,000; or (iv) authorize, recommend, propose or announce an intention to adopt a plan of complete, or partial liquidation or dissolution of the Lomak Entities;

              (f) the Lomak Entities will not , with respect to the Lomak Properties, settle or compromise, or agree to settle or compromise, any suit or other litigation matter or matter in an arbitration proceeding for any material amount; and

              (g) the Lomak Entities will not agree or commit to do any of the foregoing.

              Section 7.02. Access to Records. At all reasonable times from and after the date hereof until the Closing, the Lomak Entities shall afford Xplor and Venus and their accountants, counsel, financial advisors and other representatives full and complete access to the properties, employees and officers of the Lomak Entities and to all books, accounts, financial and other records and contracts of every kind of the Lomak Entities; provided, however, that no investigation pursuant to this Section 7.02 shall affect any representation or warranty given by the Lomak Entities hereunder.

              Section 7.03. No Other Bids. From the date of this Agreement until the Closing, the Lomak Entities shall not, nor shall they authorize or permit any partner, manager or employee of, or any investment banker, attorney, accountant or other representative or agent retained by the Lomak Entities to, entertain, encourage, solicit or initiate any inquiries or the making of any proposal that may reasonably be expected to lead to any disposition of all or any part of the Lomak Properties.

              Section 7.04. Maintenance of the Lomak Properties. If, after the date hereof, the Lomak Entities become aware of a material deterioration or facts which are likely to result in a material deterioration in the relationship with any Person having a material business relationships with the Lomak Properties, the Lomak Entities will promptly bring such information to the attention of Xplor and Venus in writing.

              Section 7.05. Compliance with Obligations. Prior to the Closing, the Lomak Entities will use commercially reasonable efforts to comply with (a) all applicable Federal, state and local laws, rules and regulations,
(b) all agreements and obligations, including the Lomak Governing Documents, by which they or the Lomak Properties may be bound, and (c) all Leases, decrees, orders, writs, injunctions, judgments, statutes, rules and regulations applicable to them and the Lomak Properties.

              Section 7.06. Venus Stockholder Approval. The Lomak Entities shall also cooperate with Venus in connection with the solicitation of Venus Stockholder Approval of the Venus Exchange and use commercially reasonable efforts to provide the information and documentation necessary to ensure compliance with the applicable requirements of federal, state and foreign securities laws as contemplated by Section 6.06 hereof.

                                  ARTICLE VIII
                            COVENANTS OF ALL PARTIES

              Each party to this Agreement agrees that:

              Section 8.01. Board of Directors, Officers of Xplor; Employees of Venus. As of the Closing, Xplor's Board of Directors will be reconstituted to consist of seven members to assume office as soon as permitted by SEC Rule 14f-1. Two of the proposed directors will be designated by the persons currently members of the Board of Directors of Xplor, four of the proposed directors will be designated by Board of Directors of Venus and one of the proposed directors will be designated by the Board of Directors of Lomak Petroleum Inc. Those persons are named in Exhibit 8.01. As of the Closing, the officers of Xplor shall be as set forth in Exhibit 8.01 hereof. After the Closing, Xplor agrees to employ, to the extent available, all of the employees of Venus on the same terms and conditions as they are currently employed, and Venus shall use its commercially reasonable best efforts to cause its employees to accept such employment.

              Section 8.02. Advice of Changes. Each party will promptly advise the other such parties in writing of:

              (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Venus Exchange or the Lomak Exchange;

              (b) any notice or other communication from any Governmental Entity or Regulatory Authority in connection with the Venus Exchange or the Lomak Exchange;

              (c) any actions, suits, claims, investigation or other judicial proceedings commenced or threatened which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement or which relate to the consummation of the Venus Exchange or the Lomak Exchange;

              (d) any event known to it occurring subsequent to the date of this Agreement that would render any of its representations or warranties contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue, inaccurate or misleading in any material respect (other than an event so affecting a representation or warranty which is expressly limited to a state of facts existing at a time prior to the occurrence of such event); and

              (e) any Material Adverse Change with respect to such party.

Each party will promptly provide each other copies of all filings made by such party with any Governmental Entity or Regulatory Authority in connection with this Agreement and the transactions contemplated hereby.

From time to time prior to the Closing, each of Xplor, Venus and the Lomak Entities will promptly supplement or amend its respective Disclosure Schedule and the Exhibits hereto with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedule and Exhibits hereto. No supplement or amendment of a Schedule or Exhibit made pursuant to this Section shall be deemed to cure any breach of, affect or otherwise diminish any representation or warranty made in this Agreement unless the other parties hereto specifically agree thereto in writing.

              Section 8.03. Regulatory Approvals. Prior to the Closing, each party shall execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity or Regulatory Authority which may be reasonably required, or that one of the other parties may reasonably request, in connection with the consummation of the Venus Exchange or the Lomak Exchange. Each party shall use its commercially reasonable efforts to obtain all such authorizations, approvals and consents.

              Section 8.04. Actions Contrary to Stated Intent. Each party will use its commercially reasonable efforts to cause the representations and warranties contained in this Agreement with respect to such party to continue to be true and correct and to obtain satisfaction of the conditions to Closing relevant to such party. No party shall take any action that would, or might reasonably be expected to, result in any of its representations and warranties set forth herein being or becoming untrue in any material respect, or in any of the conditions to the Venus Exchange or the Lomak Exchange set forth in Article IX not being satisfied.

              Section 8.05. Certain Filings. The parties shall cooperate with one another:

              (a) in determining whether any action by or in respect of, or filing with, any Governmental Entity or Regulatory Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement; and

              (b) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

              Section 8.06. Public Announcements. Xplor, Venus and the Lomak Entities will consult with one another before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law as evidenced by a written opinion from counsel, will not issue any such press release or make any such public statement prior to such consultation and unanimous agreement on the terms of such press release or other public statement.

              Section 8.07. Confidentiality. Each party hereto hereby agrees to retain in strict confidence all Confidential Information received from any other party hereto pursuant to, or in connection with, this Agreement. For purposes of this Agreement, "Confidential Information" means all information and data of any kind belonging to any party which by its nature is confidential or proprietary and all other information and data which is so identified in writing by any party. No party shall disclose any Confidential Information to any person, firm or corporation or use any such Confidential Information for any purpose not contemplated by this Agreement. Notwithstanding the foregoing, each party may disclose Confidential Information to its directors, officers, employees, attorneys and consultants, to the extent required for the performance of its obligations under this Agreement, and to the extent required by law, regulation or judicial order; provided that, such disclosure shall be conditioned on and subject to the restrictions on disclosure set forth in this
Section 8.07.

              The obligations of nondisclosure and nonuse pursuant to this
Section 8.07 shall not apply with respect to any Confidential Information which any party can establish by written records:

              (a) was known to such party prior to the disclosure thereof by any other party or was subsequently and independently developed without reference to the Confidential Information by such party; or

              (b) was in the public domain prior to the disclosure thereof to such party or subsequently entered the public domain by some means other than as a result of a breach of this Agreement by such party; or

              (c) was subsequently disclosed to such party by a third party having a lawful right to make the disclosure.

The undertakings of each party pursuant to this Section 8.07 shall survive the expiration or termination of this Agreement.

              Section 8.08. Issuance of Xplor Shares After Closing. Xplor agrees that for a period of 30 days after the Closing hereunder it will not issue additional shares of Xplor Stock (unless legally obligated to do so) if in the reasonable opinion of tax advisers to the parties such issuance would jeopardize the tax treatment contemplated by Section 1.05 hereof. This covenant shall survive the Closing.

                                   ARTICLE IX
                             CONDITIONS TO CLOSING

              Section 9.01. Conditions to All Parties' Obligations. The obligations of all the parties to this Agreement to effect the Venus Exchange and Lomak Exchange shall be subject to the fulfillment of the following conditions:

              (a) Venus Stockholder Approval shall have been obtained by Venus, and the Board of Directors and officers of Xplor shall have been reconstituted as contemplated by Section 8.01 hereof, effective upon Closing, and all other officers and directors of Xplor shall have resigned in writing.

              (b) No temporary restraining order, preliminary or permanent injunction or other order or restraint issued by any court of competent jurisdiction, no order, decree, restraint or pronouncement by any Governmental Entity or Regulatory Authority, and no other legal restraint or prohibition which would prevent or have the effect of preventing the consummation of the Venus Exchange or the Lomak Exchange shall have been issued or adopted or be in effect;

              (c) All material permits, approvals, filings and consents required or advisable to be obtained or made, and all waiting periods required or contemplated to expire, prior to the consummation of the Venus Exchange and the Lomak Exchange under applicable federal laws of the United States or applicable laws of any state or foreign country having jurisdiction over the Venus Exchange, the Lomak Exchange and the other transactions contemplated herein shall have been obtained, made or expired, as the case may be (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals"), and all such Requisite Regulatory Approvals shall be in full force and effect;

              (d) The shares of Xplor Stock to be issued hereunder shall have been included for quotation on NASDAQ SmallCap Market;

              (e) A Stockholders Agreement substantially in the form set form as Exhibit 9.01(e) shall have been entered into by the Ames Group, the Blair Group and Lomak Petroleum Inc. (as such terms are defined in such Agreement); and

              (f) The Venus Exchange and the Lomak Exchange shall be consummated simultaneously.

              Section 9.02. Conditions to the Obligations of Xplor to Effect the Venus Exchange and Lomak Exchange. The obligations of Xplor under this Agreement to effect the Venus Exchange and Lomak Exchange are subject to the fulfillment at or prior to the Closing of the following conditions:

              (a) Accuracy of Representations and Warranties. The representations and warranties of Venus and of the Lomak Entities respectively set forth in Articles III and IV hereof shall be true and correct in all material respects as of the date when made and at and as of the Closing except for such changes as are permitted by this Agreement (except to the extent a representation or warranty speaks only as of an earlier date).

              (b) Covenants and Agreements. Venus and the Lomak Entities shall have duly performed and complied with, in all material respects their respective covenants, agreements and conditions required by this Agreement to be performed by or complied with by them prior to or at the Closing.

              (c) Consents. All consents required for the consummation of the Venus Exchange and the Lomak Exchange under any agreement, contract or Lease described in any Exhibit or Schedule hereto or referred to herein, or for the continued enjoyment by Xplor of the benefits of any such agreement, contract or Lease after the Venus Exchange and the Lomak Exchange, shall have been obtained.

              (d) Opinion of Counsel. Xplor shall have received the opinion of Jones & Faye, P.L.L.C., counsel to Venus, and the opinion of Rubin Baum Levin Constant & Friedman, counsel to the Lomak Entities, in form and content reasonably satisfactory to Xplor, substantially in the form of Exhibit 9.02(d)(i) and Exhibit 9.02(d)(ii) hereof, respectively.

              (e) Certificates of Venus and the Lomak Entities. Xplor shall have received certificates of Venus and the Lomak Entities reasonably satisfactory in form and substance to Xplor, executed on behalf of Venus and the Lomak Entities by an executive officer, partner or manager, as to compliance with the matters set forth in paragraphs (a), (b), (c) and (h) of this Section 9.02.

              (f) No Adverse Decision. There shall not be any material action taken or threatened, or any statute, rule, regulation or order enacted, entered, overtly threatened, or deemed applicable to the transactions contemplated hereby, by any Governmental Entity or Regulatory Authority or court that, whether in connection with the grant of a Requisite Regulatory Approval, any agreement proposed by any

Governmental Entity or Regulatory Authority, or otherwise, which (i) requires or could reasonably be expected to require any divestiture by Venus or the Lomak Entities of a portion of its assets or business that Xplor in its reasonable judgment believes will have a Material Adverse Effect on Xplor (ii) imposes any condition upon either of such entities or their assets that in Xplor's reasonable judgment (x) would be materially burdensome to Xplor or (y) would materially increase the costs incurred or that will be incurred by Xplor as a result of consummating the Venus Exchange and the Lomak Exchange and the other transactions contemplated hereby. There shall be no action, suit, investigation or proceeding pending overtly threatened by or before any Governmental Entity which (i) seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

              (g) Proceedings; Receipt of Documents. All corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to Xplor and Xplor's counsel, and Xplor and Xplor's counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as Xplor or its counsel may reasonably request. Xplor shall also have received such other agreements, instruments, approvals, opinions and other documents as it may reasonably request.

              (h) Adverse Change. Neither Venus nor the Lomak Properties shall have suffered any Material Adverse Change except as set forth in the Venus Disclosure Schedule or the Lomak Disclosure Schedule, as the case may be, supplied as of the date of this Agreement (whether or not such change is described in any supplement to any such Disclosure Schedule).

              (i) Certified Venus Financial Statements. Xplor shall have received copies of the audited balance sheet of Venus as of December 31, 1996 and the related statements of operations, and statements of retained earnings and cash flows for the fiscal year then ended with notes to such financial statements together with an independent accountants' report of KPMG Peat Marwick LLP thereon which are substantially the same in all material respects as the Venus Financial Statements.

              (j) Stratum Documentation. The documents setting forth the arrangements anticipated by the letter agreement dated April 25, 1997 between Venus and Stratum, L.P. shall have been executed in form and substance reasonably satisfactory to Xplor.

              Section 9.03. Conditions to the Obligations of Venus to Effect the Venus Exchange. The obligations of Venus under this Agreement to effect the Venus

Exchange are subject to the fulfillment at or prior to the Closing of the following conditions:

              (a) Accuracy of Representations and Warranties. The representations and warranties of Xplor and of the Lomak Entities respectively set forth in Articles II and IV hereof shall be true and correct in all material respects as of the date when made and at and as of the Closing, except for such changes as are permitted by this Agreement (except to the extent a representation or warranty speaks only as of an earlier date).

              (b) Covenants and Agreements. Xplor and the Lomak Entities shall have duly performed and complied with in all material respects their respective covenants, agreements and conditions required by this Agreement to be performed by or complied with by them prior to or at the Closing.

              (c) Consents. All consents required for the consummation of the Venus Exchange and the Lomak Exchange under any agreement, contract or Lease described in any Exhibit or Schedule hereto or referred to herein, or for the continued enjoyment by Xplor of the benefits of any such agreement, contract or Lease after the Venus Exchange and the Lomak Exchange, shall have been obtained.

              (d) Opinion of Counsel. Venus shall have received the opinion of Neville Shaver Hubbard & McLean, counsel to Xplor and the opinion of Rubin Baum Levin Constant & Friedman, counsel to the Lomak Entities in form and content reasonably satisfactory to Venus, substantially in the form of Exhibit 9.03(d)(i) and Exhibit 9.02(d)(ii) hereof, respectively.

              (e) Certificates of Xplor and Lomak. Venus shall have received certificates of Xplor and the Lomak Entities reasonably satisfactory in form and substance to Venus, executed on behalf of each Xplor and The Lomak Entities by an executive officer, partner or manager, as to compliance with the matters set forth in paragraphs (a), (b), (c) and (h) of this Section 9.03.

              (f) No Adverse Decision. There shall not be any material action taken or overtly threatened, or any statute, rule, regulation or order enacted, entered, threatened, or deemed applicable to the transactions contemplated hereby, by any Governmental Entity or Regulatory Authority or court that, whether in connection with the grant of a Requisite Regulatory Approval, any agreement proposed by any Governmental Entity or Regulatory Authority, or otherwise, which (i) requires or could reasonably be expected to require any divestiture by Xplor or the Lomak Entities of a portion of its assets or business that Venus in its reasonable judgment believes will have a Material Adverse Effect on Xplor or (ii) imposes any condition upon either of such entities or their assets that in Venus's reasonable judgment (x) would be materially burdensome to Venus or Xplor or (y) would materially increase the costs incurred or that will be incurred by Venus or Xplor as a result of consummating the Venus Exchange and the Lomak Exchange and the other transactions contemplated hereby. There shall be no action, suit, investigation or proceeding pending or overtly threatened by or before any Governmental Entity which (i) seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

              (g) Proceedings; Receipt of Documents. All corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to Venus and Venus' counsel, and Venus and Venus' counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as Venus or its counsel may reasonably request. Venus shall also have received such other agreements, instruments, approvals, opinions and other documents as it may reasonably request.

              (h) Adverse Change. Neither Xplor nor the Lomak Properties shall have suffered any Material Adverse Change except as set forth in the Xplor Disclosure Schedule or the Lomak Disclosure Schedule, as the case may be, supplied as of the date of this Agreement (whether or not such change is described in any supplement to such Disclosure Schedule).

              (i) Percentage Interest in Xplor. Upon Closing, Venus and the Lomak Entities shall own in the aggregate at least 80% of the outstanding shares of Xplor Stock.

              (j) Xplor Cash. At Closing, Xplor shall have at least $2.6 million in cash and cash equivalents, at least $2.4 million in net working capital (current assets minus current liabilities) and no long-term debt.

              Section 9.04. Conditions to the Obligations of the Lomak Entities to Effect the Lomak Exchange. The obligations of the Lomak Entities under this Agreement to effect the Lomak Exchange are subject to the fulfillment at or prior to the Closing of the following conditions:

              (a) Accuracy of Representations and Warranties. The representations and warranties of Xplor and Venus respectively set forth in Articles II and III hereof shall be true and correct in all material respects as of the date when made and at and as of the Closing, except for such changes as are permitted by this Agreement (except to the extent a representation or warranty speaks only as of an earlier date).

              (b) Covenants and Agreements. Xplor and Venus shall have duly performed and complied, in all material respects, with their respective covenants, agreements and conditions required by this Agreement to be performed by or complied with by them prior to or at the Closing.

              (c) Consents. All consents required for the consummation of the Venus Exchange and the Lomak Exchange under any agreement, contract or Lease described in any Exhibit or Schedule hereto or referred to herein, or for the continued enjoyment by Xplor of the benefits of any such agreement, contract or Lease after the Venus Exchange and the Lomak Exchange, shall have been obtained.

              (d) Opinion of Counsel. The Lomak Entities shall have received the opinion of Neville Shaver Hubbard & McLean, counsel to Xplor and the opinion of Jones & Faye, P.L.L.C., counsel to Venus in form and content reasonably satisfactory to The Lomak Entities, substantially in the form of
Exhibit 9.03(d)(i) and Exhibit 9.02(d)(ii) hereof, respectively.

              (e) Certificates of Xplor and Venus. The Lomak Entities shall have received certificates of Xplor and Venus reasonably satisfactory in form and substance to the Lomak Entities, executed on behalf of Xplor and Venus by an executive officer, as to compliance with the matters set forth in paragraphs
(a), (b), (c) and (h) of this Section 9.04.

              (f) No Adverse Decision. There shall not be any material action taken or threatened, or any statute, rule, regulation or order enacted, entered, overtly threatened, or deemed applicable to the transactions contemplated hereby, by any Governmental Entity or Regulatory Authority or court that, whether in connection with the grant of a Requisite Regulatory Approval, any agreement proposed by any Governmental Entity or Regulatory Authority, or otherwise, which (i) requires or could reasonably be expected to require any divestiture by Xplor or Venus of a portion of its business that the Lomak Entities in their reasonable judgment believes will have a Material Adverse Effect on Xplor (ii) imposes any condition upon either of such entities or their assets that in the Lomak Entities' reasonable judgment (x) would be materially burdensome to the Xplor or the Lomak Entities or (y) would materially increase the costs incurred or that will be incurred by Xplor or the Lomak Entities as a result of consummating the Venus Exchange and the Lomak Exchange and the other transactions contemplated hereby. There shall be no action, suit, investigation or proceeding pending or overtly threatened by or before any Governmental Entity which (i) seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

              (g) Proceedings; Receipt of Documents. All corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Lomak Entities and the Lomak Entities' counsel, and the Lomak Entities and their counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as they or their counsel may reasonably request. The Lomak Entities shall also have received such other agreements, instruments, approvals, opinions and other documents as it may reasonably request.

              (h) Adverse Change. Neither Xplor nor Venus shall have suffered any Material Adverse Change except as set forth in the Xplor Disclosure Schedule or the Venus Disclosure Schedule, as the case may be, supplied as of the date of this Agreement (whether or not such change is described in any supplement to such Disclosure Schedule).

              (i) Share Purchase and Sale Agreement. A Share Purchase and Sale Agreement substantially in the form set form as Exhibit 9.03(i) shall have been entered into by the Lomak Petroleum Inc. and Venturetek, L.P.

              (j) Percentage Interest in Xplor. Upon Closing, Venus and the Lomak Entities shall own in the aggregate at least 80% of the outstanding shares of Xplor Stock.

              (k) Certified Venus Financial Statements. The Lomak Entities shall have received copies of the audited balance sheet of Venus as of December 31, 1996 and the related statements of operations and statements of retained earnings and cash flows for the fiscal year then ended with notes to such financial statements together with an independent accountants' report of KPMG Peat Marwick LLP thereon which are substantially the same in all material respects as the Venus Financial Statements.

              (l) Stratum Documentation. The documents setting forth the arrangements anticipated by the letter agreement dated April 25, 1997 between Venus and Stratum, L.P. shall have been executed in form and substance reasonably satisfactory to the Lomak Entities.

                                  ARTICLE IX-A
                 ADJUSTMENTS AFTER CLOSING FOR LOMAK PROPERTIES

              9A.01. Adjustment for Interim Operations. Within ninety (90) days after Closing a final settlement statement will be prepared by the Lomak Entities and submitted to Xplor showing income and expenses for the Lomak Properties during the period between January 1, 1997 ("Operations Effective Date") and the Closing. Based upon such statement (subject to audit and verification thereof by Xplor),


              (a) The appropriate Lomak Entities shall be credited with:

                       (i) The value as of the Operations Effective Date of all hydrocarbons produced, saved and marketed from the Lomak Properties (including all merchantable oil above the pipeline connections in tanks at the Operations Effective Date) prior to the Operations Effective Date for which payment has not been made to the Lomak Entities;

                      (ii) The amount of all costs and expenses, including, without limitation, royalties, rentals and other charges, ad valorem and other taxes based upon or measured by the production of hydrocarbons or the receipt of proceeds therefrom (not including income taxes paid by the Lomak Entities) and expenses of operation of the Lomak Properties (including prepaid expenses, if any) which were paid by the Lomak Entities prior to the Closing and which are, in accordance with generally accepted accounting principles, attributable to the period after the Operations Effective Date;

                     (iii) The value of any other credits attributable to the Lomak Properties for the period prior to the Operations Effective Date, such as prepaid insurance or a credit based upon a working interest audit, for which payment has not been made to the Lomak Entities prior to the Closing; and

                      (iv) For purposes hereof, "value as of the Operations Effective Date" shall mean the contract price (in the case of hydrocarbons which were sold under contract) or the adjusted spot price (in the case of hydrocarbons not required to be sold under contract) as of the Operations Effective Date, less royalties and overriding royalties and severance taxes (whether or not withheld by the purchaser of such hydrocarbons).

              (b)  Xplor shall be credited with:

                       (i) The proceeds of all hydrocarbons produced, saved and marketed from the Lomak Properties (not including merchantable oil above the pipeline connections in tanks at the Operations Effective
       Date) after the Operations Effective Date for which payment has been made to the Lomak Entities;

                      (ii) The amount of all costs and expenses, including, without limitation, royalties, rentals and other charges, ad valorem and other taxes based upon or measured by the production of hydrocarbons or the receipt of proceeds therefrom (not including income taxes paid by the Lomak Entities) and expenses of operation of the Lomak Properties (including prepaid expenses, if any) which were paid by Xplor and which are, in accordance with generally accepted accounting principles, attributable to the period prior to the Operations Effective Date; and

                     (iii) Any unpaid amount attributable to a casualty loss affecting the Lomak Properties and occurring prior to the Closing.

              (c) In addition to the foregoing, the settlement statement shall include any other debits and credits, either cash or accrued, but excluding income and franchise taxes, which under generally accepted accounting principles would reflect transfer of the ownership of the Lomak Properties on the Operations Effective Date.

              (d) If the Lomak Entities and Xplor agree upon the amounts set forth in the settlement statement, the net amount to be paid by the owing party(s) shall be paid to the owed party(s) within thirty (30) days after receipt of the settlement statement; provided, however, that Xplor shall have the right for a period of six (6) months from the date of the settlement statement to audit the matters covered thereby, and to require an adjustment of the amount so paid based upon the results of such audit. The Lomak Entities shall pay the amount of such adjustment within ten (10) days of written demand therefor, subject to the following subparagraph.

              (e) In the event that the Lomak Entities and Xplor are unable mutually to agree upon the amount of the settlement statement, or in the event that the Lomak Entities shall not agree with any proposed adjustment by Xplor after an audit conducted by Xplor pursuant to the preceding subparagraph, an audit shall be conducted by Ernst & Young or other independent certified public accounting firm mutually acceptable to Xplor and the Lomak Entities. The Lomak Entities and Xplor agree to be bound by the findings of such audit insofar as the settlement statement is concerned. The fees and expenses involved in such audit shall be paid by the party against which an adjustment is made.

                                   ARTICLE X
                      TERMINATION, AMENDMENTS AND WAIVERS

              Section 10.01. Termination. This Agreement may be terminated at any time prior to the Closing:

              (a) by the unanimous consent of Xplor, Venus and the Lomak
Entities;

              (b) by Xplor or Venus or the Lomak Entities if the Closing shall not have occurred on or before the close of business on May 15, 1997; provided that, in any case, the terminating party is not in material breach of its obligations hereunder;

              (c) by Xplor or Venus or the Lomak Entities, if it is not in material breach of its obligations under this Agreement, and if (A) there has been a material breach by any other such party of any of its respective representations and warranties hereunder such that Section 9.02(a), 9.03(a) or 9.04(a), as the case may be, will not be satisfied or (B) there has been the willful breach on the part of any other party of any of its respective covenants or agreements contained in this Agreement such that Section 9.02(b), 9.03(b) or 9.04(b), as the case may be, will not be satisfied, and, in both case (A) and case (B), such breach has not been cured within ten (10) days after notice to the breaching party;

              (d) by Xplor, Venus or the Lomak Entities, if any court of competent jurisdiction, or some other Governmental Entity or Regulatory Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Venus Exchange or the Lomak Exchange and such order, decree, ruling or other action shall have become final and nonappealable;

              (e) by Xplor, Venus or the Lomak Entities if Venus Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof.

              (f) by Xplor, if, after the date of this Agreement, there shall have occurred a Material Adverse Change in Venus or the Lomak Properties, provided that any decrease in the cash held by Venus or increase in payables of Venus related to expenses incurred in the ordinary course of business by Venus including without limitation for the purpose of negotiating this Agreement (and the Exhibits and Schedules hereto) and consummating the transactions contemplated hereby (and thereby), shall not be deemed a Material Adverse Change hereunder;

              (g) by Venus, if, after the date of this Agreement, there shall have occurred a Material Adverse Change in Xplor or the Lomak Properties, provided that (i) any change in the market price of the Xplor Stock and/or (ii) any decrease in the cash held by Xplor or increase in payables of Xplor related to expenses incurred in the ordinary course of business by Xplor for the purpose of negotiating this Agreement (and the Exhibits and Schedules hereto) and consummating the transactions contemplated hereby (and thereby), shall not be deemed a Material Adverse Change hereunder;

              (h) by the Lomak Entities, if, after the date of this Agreement, there shall have occurred a Material Adverse Change in Xplor or Venus provided that (i) any change in the market price of the Xplor Stock and/or (ii) any decrease in the cash held by Xplor or Venus or increase in payables of Xplor or Venus related to expenses incurred in the ordinary course of business, including without limitation for the purpose of negotiating this Agreement (and the Exhibits and Schedules hereto) and consummating the transactions contemplated hereby (and thereby), shall not be deemed a Material Adverse Change hereunder;

              (i) by Xplor, Venus or the Lomak Entities, if the Board of Directors of Xplor or Venus shall have approved or recommended any Takeover Proposal which is financially superior to the Venus Exchange and the Lomak Exchange and reasonably capable of being financed (as determined in each case in good faith by such Board of Directors after consultation with financial advisors) and such Board of Directors is advised by its outside counsel that the fiduciary duties of such Board of Directors require acceptance or recommendation of such Takeover Proposal.

              Section 10.02. Effect of Termination. In the event of termination of this Agreement as provided in Section 10.01 hereof, this Agreement shall, except as provided herein with respect to Section 12.04 , forthwith become void and there shall not be any liability or obligation with respect to the terminated provisions of this Agreement on the part of any of the parties hereto or their respective officers or directors, except and to the extent such termination results from the willful breach by a party of any of its representations, warranties or agreements hereunder. Notwithstanding the foregoing, if a party hereto terminates this Agreement pursuant to Section 10.01(c)(B), the party terminating the Agreement and the other non-breaching party shall be entitled to reimbursement for all their out-of-pocket expenses incurred in connection with this Agreement and the Venus Exchange and the Lomak Exchange from the breaching party.

              Section 10.03. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

              Section 10.04. Waiver. At any time prior to the Closing, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of any other party hereto contained herein or in any document delivered pursuant hereto and (iii) unless precluded by law, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights hereunder or otherwise shall not constitute a waiver of such rights except as expressly provided herein.

                                   ARTICLE XI
                                  DEFINITIONS

              As used in this Agreement, the following terms shall have the meanings set forth:

              Agreement shall mean this Property Acquisition Agreement.

              Business Combination shall mean (i) any merger or consolidation of a Person with or into any Person, (ii) any sale, lease, exchange, transfer or other disposition (whether in one transaction or a series of related transactions) of more than ten percent of a Person's assets (including the stock or partnership interests of such Person), (iii) the adoption of any plan or proposal for the liquidation or dissolution of such Person, (iv) any issuance, sale, purchase or redemption of equity securities, any reclassification of equity securities or recapitalization of a Person and (v) any transaction having an effect similar to those described above.

              Business Day shall mean any day, other than a Saturday, Sunday or legal holiday under the Federal laws of the United States.

              Closing Date shall mean the date on which the Closing occurs.

              Closing shall have the meaning given such term in Section 1.02 hereof.

              Code shall mean the Internal Revenue Code of 1986, as amended.

              Confidential Information shall have the meaning given such term in Section 8.07 hereof.

              Encumbrances shall mean and include security interests, mortgages, liens, pledges, charges, easements, reservations, restrictions, clouds, equities, rights or adverse claims of ownership or use, or other encumbrance of any kind.

              ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

              Exchange Act shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

              Governmental Entity shall mean any foreign or domestic court, administrative agency or commission or other governmental authority or instrumentality.

              Leases shall mean the oil and gas leases enumerated and described in the Xplor Reserve Report, the Venus Reserve Report or the Lomak Reserve Report, as applicable.

              Lomak shall mean Lomak Petroleum Inc, a Delaware corporation.

              Lomak Disclosure Schedule shall have the meaning given such term in the recitals to Article IV hereof.

              Lomak Entities shall mean Production and Resources.

              Lomak Exchange shall have the meaning set forth in the recitals.

              Lomak Financial Statements shall have the meaning given such term in Section 4.05 hereof.

              Lomak Governing Documents mean the limited partnership agreement of Production and the articles of organization and operating agreement of Resources respectively.

              Lomak Properties shall have the meaning set forth in the Section
       1.01 hereof.

              Lomak Reserve Report shall have the meaning given such term in
       Section 4.10 hereof.

              Material Adverse Change shall mean a change or a development involving a prospective change which would have a Material Adverse Effect.

              Material Adverse Effect shall mean, with respect to any Person, a material adverse effect on the business, prospects, results of operations, financial condition, properties or assets of such Person, and, with respect to the Lomak Entities, a material adverse effect on the prospects, results of operations or condition, financial or otherwise, of the Lomak Properties. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect. Notwithstanding anything herein to the contrary, Venus shall not be considered to have undergone a Material Adverse Change or experienced a Material Adverse Effect if a change in its business, prospects, results of operations, financial condition, properties or assets is due predominantly to the results of any drilling program it is conducting currently.

              Operations Effective Date shall have the meaning set forth in
       Section 9A.01.

              Permitted Encumbrances shall mean: (i) Lessor's royalties, overriding royalties, reversionary interests and similar burdens if the net cumulative effect of the burdens does not operate to reduce the proportionate interest of party lessee with respect to all oil and gas produced from any Lease below the Net Revenue Interest as set forth in applicable Reserve Report; (ii) division orders and sales contracts terminable without penalty upon no more than ninety (90) days' notice to the purchaser; (iii) preferential rights to purchase and required third-party consents and similar agreements, but only with respect to which waivers or consents in form reasonably satisfactory to the other parties hereto are obtained from the appropriate party or the appropriate time period for asserting the rights has expired without an exercise of the rights; (iv) all rights to consent by, required notices to, filings with or other actions by any Government Entity or Regulatory Authority in connection with the transactions contemplated hereby, but only if (a) the other parties are advised thereof prior to Closing, (b) they are customarily obtained subsequent to such transaction(s) and (c) affected party has no reasonable basis to believe that they cannot be obtained; (v) easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations which do not materially interfere with the operation, value or use of any of the Leases involved, do not prevent Xplor from receiving the proceeds of production from the Leases involved, do not reduce the interest of with respect to all oil and gas produced from any Lease below the Net Revenue Interest for such Lease set forth in applicable Reserve Report and do not increase the portion of the costs and expenses relating to any Lease that Xplor, as the case may be, will be obligated to pay above the percentage working interest for such Lease set forth in the applicable Reserve Report; (vi) all rights reserved to or vested in any Government Entity or Regulatory Authority to control or regulate any of the Leases in any manner, and all applicable laws, rules and orders of governmental authority; (vii) any Encumbrance on or affecting any asset of a party which is paid or discharged at or prior to the Closing;(viii) Encumbrances for inchoate mechanics' and materialmen's liens for construction in progress and workmen's, repairmen's, warehousemen's and carriers' liens arising in the ordinary course of business which in the aggregate have a value of less than $50,000; (ix) Encumbrances for Taxes not yet payable and for Taxes being contested in good faith; and (x) any Encumbrance or other title defect relating to a party which the other parties shall have expressly waived in writing.

              Person shall mean an individual, corporation, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

              Production shall mean Lomak Production I L.P., a Texas limited partnership.

              Proxy Statement shall mean the proxy statement of Xplor referred to in Section 2.06(a) hereof.

              Regulatory Authority shall mean any United States Federal, state or local government or Governmental Entity the approval of which, or filing with, is legally required or permitted for consummation of the transactions contemplated by this Agreement.

              Requisite Regulatory Approvals shall have the meaning given such term in Section 9.01(c) hereof.

              Resources shall mean Lomak Resources LLC, an Oklahoma limited liability company.

              SEC shall mean the Securities and Exchange Commission.

              Securities Act shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

              Takeover Proposal shall have the meanings given such term in
       Section 5.03  and Section 6.03 hereof.

              Venus shall mean The New Venus Exploration, Inc, a Texas corporation.

              Venus Disclosure Schedule shall have the meaning given such term in the recitals to Article III hereof.

              Venus Exchange shall have the meaning set forth in the recitals.

              Venus Financial Statements shall mean the financial statements referred to in Section 3.06 hereof.

              Venus Reserve Report shall have the meaning given such term in
       Section 3.11 hereof.

              Venus Stockholder Approval shall mean the affirmative vote of the holders of two-thirds of the number of outstanding shares of each class of capital stock of Venus as of the record date fixed for the purpose of voting approval of the Venus Exchange.

              Warrant(s) shall have the meaning given such term in Section
       1.03.

              Xplor shall mean Xplor Corporation, a Delaware corporation, and, except where the context indicates otherwise, its subsidiaries including the corporation and partnerships it controls.

              Xplor Disclosure Schedule shall have the meaning given such term in the recitals to Article II hereof.

              Xplor Stock shall have the meaning given such term in the recitals hereto.

              Xplor 10-K shall have the meaning given such term in Section 2.06(a) hereof.

              Xplor Reserve Report shall have the meaning given such term in
       Section 2.11 hereof.

                                  ARTICLE XII
                               GENERAL PROVISIONS

              Section 12.01. Taking of Necessary Action; Specific Performance. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees, subject to applicable laws, to use all reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, the parties shall use their best efforts to obtain and make all consents, approvals, assurances and filings of or with third parties and Governmental Entities necessary or, in the opinion of any party, advisable for the consummation of the transactions contemplated by this Agreement. Each party shall cooperate with the others in good faith to help the others satisfy their obligations hereunder. If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, or to vest Xplor with full title to and benefits of all properties, assets, rights, approvals, immunities and franchises of Venus and the Lomak Properties or the proper officers or directors of the appropriate party(s) shall take all such necessary action.

              Section 12.02. Survival of Representations and Warranties. All representations and warranties of Xplor, Venus and the Lomak Entities contained herein and in any certificate executed and delivered by such parties in connection with this Agreement shall not survive the Closing Date and shall terminate and expire thereupon, provided that Venus and the Lomak Entities shall use commercially reasonable best efforts in assisting Xplor to attain the title to the properties intended to be conveyed to Xplor in the Venus Exchange and the Lomak Exchange, respectively, and provided further that this Section
12.02 is not intended to deprive or relieve Xplor or the Lomak Entities of their rights and obligations under Article IX-A hereof.

              Section 12.03. Effect of Due Diligence. No investigation by or on behalf of any party into the business, operations, prospects, assets or condition (financial or otherwise) of any other party shall diminish in any way the effect of any representations or warranties made by such other party in this Agreement or shall relieve such other party of any of its respective obligations under this Agreement.

              Section 12.04. Expenses. Except as provided in Section 10.02, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the same; provided, however, that (as previously agreed orally) in the event the transactions contemplated hereby do not close, (a) Lomak and Venus shall share equally all expenses incurred to perform their due diligence investigations of Xplor; (b) Xplor and Venus shall share equally all expenses incurred to perform their due diligence investigations of the Lomak Properties; and (c) Lomak and Xplor shall share equally all expenses incurred to perform their due diligence investigations of Venus.

              Section 12.05. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto.

              Section 12.06. Entire Agreement. This Agreement and the other documents referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby, and controls and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, which conflicts with, or may have related to, the subject matter hereof or thereof in any way. This Agreement may not be amended except by written agreement signed by all the parties.

              Section 12.07. Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telefax, by recognized overnight courier marked for overnight delivery, or by registered or certified mail, postage prepaid, addressed as follows:

  If to Xplor:                             with copy to:
  Xplor Corporation                        Neville Shaver Hubbard & McLean
  16800 Greenspoint Park Drive             Three Landmark Square
  Suite 300 South                          Stamford, CT 06901
  Houston, TX 77060                        Attention: Richard M. Neville, Esq.
  Attention: James E. Gayle                Tel: 203-363-5300
  Tel: 281-875-2780                        Fax: 203-363-5323
  Fax: 281-874-0770


  If to Venus:                             with copies  to:
  Venus Exploration, Inc.                  Will C. Jones, IV, Esq.
  700 N. St. Mary's St. - Ste. 1900        Jones & Faye, P.L.L.C.
  San Antonio, TX 78205                    112 E. Pecan, Suite 2500
  Attention: Eugene L. Ames, Jr.           San Antonio, TX 78205
  Tel: 210-225-4722                        Tel: 210-227-4260
  Fax: 210-225-5687                        Fax: 210-2274268
                                                             and
                                           Charles Szalkowski, Esq.
                                           Baker & Botts, LLP
                                           910 Louisiana
                                           Houston, TX 77002
                                           Tel: 713-229-1480
                                           Fax: 713-229-1522


  If to the Lomak Entities:                with copy to:
  c/o Lomak Petroleum Inc.                 Walter M. Epstein, Esq.
  500 Throckmorton St. - Ste. 2104         Rubin, Baum
  Fort Worth, TX 76102                     30 Rockefeller Plaza
  Tel: 817-870-2601                        New York, NY 10112
  Fax: 817-870-2912                        Tel: 212-698-7758
                                           Fax: 212-698-7825
or such other addresses as shall be furnished by like notice by such party. All such notices and communications shall, when telefaxed (immediately thereafter confirmed by telephone), be effective when telefaxed, or, if sent by nationally recognized overnight courier service, be effective one Business Day after the same has been delivered to such courier service marked for overnight delivery, or, if mailed, be effective when received.

              Section 12.08. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without reference to or application of any conflicts of laws principles.

              Section 12.09. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              Section 12.10. Headings. The headings used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

              IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized representatives of the parties hereto as of the date first written above.




 XPLOR CORPORATION                     THE NEW VENUS EXPLORATION, INC


 By:                                   By:
      ------------------------------        ---------------------------------




 LOMAK PRODUCTION I L.P.               LOMAK RESOURCES LLC


 By:                                   By:
      ------------------------------        ---------------------------------

                                                                    EXHIBIT 1.03




         THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE SECURITIES LAWS OF ANY STATE, PURSUANT TO ONE OR MORE EXEMPTIONS THEREFROM. THIS WARRANT MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER SUCH LAWS OR PURSUANT TO EXEMPTIONS THEREUNDER.


            Void after 5:00 p.m. New York Time, on October 23, 2000
               Warrant to Purchase ______ Shares of Common Stock.



                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                               XPLOR CORPORATION

                 This is to Certify That, FOR VALUE RECEIVED, ______________., or assigns ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Xplor Corporation, a Delaware corporation ("Company"), _______ fully paid, validly issued and nonassessable shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock") at a price of $3.00 per share at any time or from time to time during the period from the date hereof to October 23, 2000 but not later than 5:00 p.m. New York City Time, on October 23, 2000. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price".

                 (a) EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part at any time or from time to time on or after the date hereof and until October 23, 2000 (the "Exercise Period"); provided, however, that if either such day is a day on which banking institutions in the State of New York are authorized by law to close, then this Warrant may be exercised, in whole or in part, on the next succeeding day which shall not be such a day. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of this Warrant, but not later than seven (7) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

                 (b) TRANSFER RESTRICTION LEGEND. Each certificate representing Warrant Shares initially issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Securities Act, shall bear the following legend (and any additional legend required by any securities exchange on which the Warrant Shares may at the time be listed) on the face thereof:

         "The securities represented hereby have not been registered under the Securities Act of 1933, and the transfer of such securities is subject to the restrictions set forth in the Warrant pursuant to which such securities have been issued, a copy of which is available for inspection at the principal executive offices of Xplor Corporation, and no transfer of such securities shall be valid or effective unless and until the terms and conditions of said Warrant shall have been complied with."

Any certificate issued at any time upon transfer of, or in exchange for or replacement of, any certificate bearing such legend (except a new certificate issued upon completion of a public distribution of the securities represented thereby pursuant to a registration under the Securities Act) shall also bear such legend unless, in the opinion of counsel for the Company, or such other counsel as shall be acceptable to the Company, in each case addressed and delivered to the Company, the securities represented thereby need no longer be subject to the restrictions contained in this Warrant. The provisions of this Warrant shall be binding upon all subsequent holders of certificates bearing the above legend and shall also be applicable to all subsequent holders of this Warrant.

                 (c)      RESTRICTIONS ON TRANSFER.

                 (1) General Restrictions. Notwithstanding any provisions contained in this Warrant to the contrary, this Warrant and the related Warrant Shares bearing the legend as provided in Section (b) of this Warrant shall not be transferable except upon the conditions specified in this Section (c), which conditions are intended, among other things, to insure compliance with the provisions of the Securities Act in respect of the transfer of this Warrant or of such Warrant Shares. The registered holder of this

Warrant agrees that it will neither (i) transfer this Warrant prior to delivery to the Company of the opinion of counsel referred to in, and to the effect described in, Section (c)(2), or until registration hereof under the Securities Act, nor (ii) transfer such Warrant Shares prior to delivery to the Company of the opinion of counsel referred to in, and to the effect described in, Section
(c)(2), or until registration of such Warrant Shares under the Securities Act has become effective.

                 (2) Statement of Intention to Transfer: Opinion of Counsel. The registered holder of this Warrant, by its acceptance hereof, agrees that prior to any transfer of this Warrant or any transfer of the related Warrant Shares bearing the legend as provided in Section (b) of this Warrant, said holder will deliver to the Company a statement setting forth either said holder's intention with respect to the disposition of this Warrant or of any Warrant Shares (whichever is involved in such transfer), in either such case, together with a signed copy of the opinion of said holder's counsel as shall be acceptable to the Company, as to the necessity or non-necessity for registration under the Securities Act in connection with such transfer. Each such opinion shall either be addressed to the Company or state that the Company may rely thereon. The following provisions shall then apply:

         i. If, in the opinion of said holder's counsel, the proposed transfer of this Warrant or the proposed transfer of such Warrant Shares may be effected without registration under the Securities Act of this Warrant or such Warrant Shares, as the case may be, then the registered holder of this Warrant shall be entitled to transfer this Warrant or to transfer such Warrant Shares in accordance with the statement of intention delivered by said holder to the Company.

         ii. If, in the opinion of said counsel, either the proposed transfer of this Warrant or such Warrant Shares may not be effected without registration under the Securities Act of this Warrant or such Warrant Shares, as the case may be, the registered holder of this Warrant shall not be entitled to transfer this Warrant or such Warrant Shares, as the case may be, until such registration is effective.

                 (d) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrants.

                 (e) FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

                          (1) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market, the current market value shall be the last reported sale price of the Common Stock on such exchange or market on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or market; or

                          (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, but is traded on the Nasdaq SmallCap Market, the current Market Value shall be the average of the closing bid and asked prices for such day on such market and if the Common Stock is not so traded, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

                          (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

                 (f) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant is not transferable other than by will or pursuant to the laws of descent and distribution and except as provided under Subsection (c) hereof. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the

Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

                 (g) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

                 (h) ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

                          (1) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

                          (2) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsection
                 (1) above, the number of Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

                          (3) In the event that at any time, as a result of an adjustment made pursuant to Subsection (1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsection (1) above.

                 (i)      REGISTRATION UNDER THE SECURITIES ACT OF 1933.

                          (1) The Company shall advise the Holder of this Warrant or of the Warrant Shares or any then holder of Warrants or Warrant Shares (such persons being collectively referred to herein as "holders") by written notice at least two weeks prior to the filing of any registration statement or post-effective amendment thereto under the Securities Act of 1933 covering securities of the Company and will for the period until October 23, 2001, upon the request of any such holder, include in any such registration statement such information as may be required to permit a public offering of the Warrant Shares. In connection with its filing of any registration statement or post-effective amendment thereto, the Company shall supply prospectuses and other documents as the Holder may request in order to facilitate the public sale or other disposition of the Warrant Shares, qualify the Warrant Shares for sale in such states as any such holder designates and do any and all other acts and things which may be necessary or desirable to enable such Holders to consummate the public sale or other disposition of the Warrant Shares.

                          (2) If any registration pursuant to Subsection 1 of this Section (i) shall be underwritten in whole or in part, the Company may require that the Warrant Shares requested for inclusion pursuant to Subsection 1 of this Section (i) be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In the event that in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Warrant Shares covered by a request for registration would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock offered by the Company, the number of Warrant Shares otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the holders thereof requesting such registration or excluded in their entirety if so required by the underwriter. To the extent only a portion of the Warrant Shares is included in the underwritten public offering, those Warrant

                 Shares which are thus excluded from the underwritten public offering shall be withheld from the market by the holders thereof for a period, not to exceed 120 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

                 The obligation of the Company under Subsection 2 of this Section (i) shall be limited to two registration statements.

                          (3) The Company shall bear the entire cost and expense of any registration of securities initiated by it under Subsection (1) of this Section (i) notwithstanding that
                 Warrant Shares may be included in any such registration.   Any
                 holder whose Warrant Shares are included in any such registration statement pursuant to this Section (i) shall, however, bear the fees of his own counsel and any registration fees, transfer taxes or underwriting discounts or commissions applicable to the Warrant Shares sold by him pursuant thereto.


                                                 XPLOR CORPORATION
[SEAL]
                                        By:
                                             ------------------------------
Dated:  May     , 1997                       Name:
                                             Title:


Attest:


-----------------------------
Name:
Title:

                                 PURCHASE FORM


                                                 Date             , 19
                                                      ------------    --

                 The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _______ shares of Common Stock and hereby makes payment of _______ in payment of the actual exercise price thereof.

                                ----------------

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name
     --------------------------------

(Please typewrite or print in block letters)


Address
        -----------------------------


Signature
          ---------------------------

                                ASSIGNMENT FORM

  FOR VALUE RECEIVED, ______________ hereby sells, assigns and transfers unto


Name
     -----------------------------
(Please typewrite or print in block letters)


Address
        ----------------------------

the right to purchase Common Stock represented by this Warrant to the extent of ______ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ___________ as attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date             , 19
     ------------    --
Signature
          -------------------

                        OMITTED SCHEDULES AND EXHIBITS

        The following schedules and exhibits have not been filed herewith. The Registrant hereby agrees to supplementally furnish them to the Commission upon request:

Xplor Disclosure Schedule                            Schedule A
Xplor Reserve Report                                 Schedule AA
Xplor Other Properties                               Schedule AAA
Venus Disclosure Schedule                            Schedule B
Venus Reserve Report                                 Schedule BB
Venus Other Properties                               Schedule BBB
Lomak Disclosure Schedule                            Schedule C
Lomak Reserve Report                                 Schedule CC

Xplor Directors and Officers, post Closing           Exhibit 8.01
Opinion of Jones & Faye, P.L.L.C.                    Exhibit 9.02(d)(i)
Opinion of Rubin Baum Levin Constant & Freidman      Exhibit 9.02(d)(ii)
Opinion of Neville Shaver Hubbard & McLean           Exhibit 9.03(d)(i)
Share Purchase and Sale Agreement                    Exhibit 9.03(i)